Exhibit 10.1

SECURITIES PURCHASE AGREEMENT
dated as of
April 17, 2009
between
American International Group, Inc.
and
United States Department of the Treasury

i

LIST OF SCHEDULES

SCHEDULE A:	ADDITIONAL TERMS AND CONDITIONS
SCHEDULE B:	CAPITALIZATION
SCHEDULE C:	LITIGATION
SCHEDULE D:	COMPLIANCE WITH LAWS
SCHEDULE E:	REGULATORY AGREEMENTS
LIST OF ANNEXES

ANNEX A:	FORM OF CERTIFICATE OF DESIGNATIONS FOR PREFERRED STOCK
ANNEX B:	FORM OF COMMENCEMENT OPINION
ANNEX C:	FORM OF DRAWDOWN OPINION
ANNEX D:	WARRANT

INDEX OF DEFINED TERMS

Location of
Term	Definition
Affiliate	5.7(c)
Agreement	Recitals
Appraisal Procedure	4.9(c)(i)
Available Amount	1.1
Bankruptcy Exceptions	2.2(d)
beneficially owns	1.4
Benefit Plans	1.5(e)(iv)
Board of Directors	1.5(a)
Business Combination	5.8
business day	1.8
Capitalization Date	2.2(b)
Certificate of Designations	1.5(e)(iii)
Charter	2.2(a)
Closing	1.5(b)
Code	2.2(n)
Commencement Date	1.5(b)
Commitment	1.1
Commitment Fee	1.2
Commitment Fee Payment Date	1.2
Common Stock	Recitals
Company	Recitals
Company Financial Statements	2.2(h)
Company Material Adverse Effect	2.1(a)
Company Reports	2.2(i)(i)
Company Subsidiary; Company Subsidiaries	2.2(e)(ii)
Compensation Regulations	4.10(a)
Control	4.9(c)(iii)
control; controlled by; under common control with	5.7(c)
Controlled Group	2.2(n)
Covered Employee	4.10(b)(3)
Credit Agreement	3.5(a)
Drawdown Amount	1.3
Drawdown Date	1.3
EESA	1.5(e)(iv)
employee benefit plan	2.2(n)
Equity Interests	5.7(b)
ERISA	2.2(n)
Exchange Act	1.4
Fair Market Value	4.9(c)(ii)
FP Retention Payment Amount	1.1
FRBNY	3.5(a)

Location of
Term	Definition
Fund	5.7(b)
Funds	4.10(e)
GAAP	2.1(a)
Governmental Entities	1.5(d)
Holder	4.5(k)(i)
Holders’ Counsel	4.5(k)(ii)
Indemnitee	4.5(g)(i)
Information	3.5(b)
Investor	Recitals
Junior Stock	4.8(c)
knowledge of the Company; Company’s knowledge	5.7(d)
Last Fiscal Year	2.1(b)
Maximum Amount	1.1
officers	5.7(d)
Parity Stock	4.8(c)
Pending Underwritten Offering	4.5(l)
Permitted Repurchases	4.8(a)(ii)
Piggyback Registration	4.5(a)(iv)
Plan	2.2(n)
Plans	1.5(e)(iv)
Previously Disclosed	2.1(b)
Proprietary Rights	2.2(u)
Purchase	Recitals
Purchased Securities	Recitals
register; registered; registration	4.5(k)(iii)
Registrable Securities	4.5(k)(iv)
Registration Expenses	4.5(k)(v)
Regulatory Agreement	2.2(s)
Relevant Period	1.5(e)(iv)
Rule 144; Rule 144A; Rule 159A; Rule 405; Rule 415	4.5(k)(vi)
SEC	2.1(b)
Securities Act	2.2(a)
Selling Expenses	4.5(k)(vii)
Senior Executive Officers	4.10(b)
Senior Partners	4.10(b)
Series C Preferred Stock	2.2(b)
Series C Preferred Stock Purchase Agreement	4.5(a)(vi)
Series E Preferred Stock	2.2(c)
Series E Preferred Stock Exchange Agreement	4.5(a)(vi)
Series F Preferred Stock	Recitals
Share Dilution Amount	4.8(a)(ii)
Shelf Registration Statement	4.5(a)(ii)

Location of
Term	Definition
significant subsidiary	2.2(a)
Signing Date	2.1(a)
Special Registration	4.5(i)
Stockholder Proposal	3.1(b)
subsidiary	5.7(a)
Tax; Taxes	2.2(o)
Termination Date	1.4
Transfer	4.4
Transfer Agent	1.7
Trust	1.4
underwritten	4.5(o)
Warrant	Recitals
Warrant Shares	2.2(d)

v

SECURITIES PURCHASE AGREEMENT
Recitals:
     WHEREAS, American International Group, Inc. (the “Company”) intends to issue in a private placement 300,000 shares of the Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock (the “Series F Preferred Stock”) and a warrant (the “Warrant”, and together with the Preferred Stock, the “Purchased Securities”) to purchase 3,000 shares of the Company’s common stock (“Common Stock”), and the United States Department of the Treasury (the “Investor”) intends to purchase (the “Purchase”) the Purchased Securities from the Company; and
     WHEREAS, the Purchase will be governed by this Securities Purchase Agreement (including the Schedules and Annexes hereto) (the “Agreement”).
     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:
Article 1
Commitment; Closing
     1.1 Commitment. The Investor hereby commits to provide to the Company on or after the Commencement Date (as defined below) and prior to the Termination Date (as defined below), on the terms and conditions set forth herein, immediately available funds in an amount up to, but not in excess of, the Available Amount, as determined from time to time (the “Commitment”); provided that in no event shall the aggregate amount funded under the Commitment exceed $29,835,000,000 (twenty nine billion eight hundred and thirty five million dollars) (it being understood that this amount is equal to $30,000,000,000 (thirty billion dollars) minus the FP Retention Payment Amount (as defined below)). “FP Retention Payment Amount” means $165,000,000 (one hundred and sixty five million dollars), which represents all retention payments made by AIG Financial Products Corp., AIG Trading Group Inc. and their respective subsidiaries to their employees in March 2009. The aggregate liquidation preference of the Series F Preferred Stock shall increase in connection with draws on the Commitment, as set forth in Section 1.7. “Available Amount” means, as of any date of determination, (a) the Maximum Amount minus (b) the aggregate amount of financial assistance (other than funding under the Commitment) that the Investor has, following the Commencement Date, provided or agreed to provide to the Company, its subsidiaries or any special purpose vehicle established by or for the benefit of the Company or any of its subsidiaries, unless otherwise specified by the Investor, in its sole discretion, under the terms of any such financial assistance. “Maximum Amount” means, as of any date of determination, (a) $29,835,000,000 (twenty nine billion eight hundred and thirty five million dollars) minus (b) the aggregate amount of the liquidation preference of the Series F Preferred Stock as of that date.

     1.2 Commitment Fee. The Company shall pay to the Investor from the operating cash flow of the Company an aggregate amount of $165,000,000 (the “Commitment Fee”), representing a fee payable to the Investor for the agreement by the Investor to enter into the Commitment. The Commitment Fee shall be payable to the Investor in three installment payments of $55,000,000 on each of the following dates: December 17, 2010, August 17, 2012 and April 17, 2014 (each such date, a “Commitment Fee Payment Date”); provided that if the aggregate amount of the Commitment Fee has not been paid on or prior to the Termination Date the amount equal to $165,000,000 minus the aggregate amount of the installment payments paid prior to the Termination Date shall be immediately payable on the Termination Date. In the event that any Commitment Fee Payment Date would otherwise fall on a day that is not a Business Day, the Commitment Fee Payment Date shall be the next Business Day.
     1.3 Draws on Commitment. Subject to the fulfillment or waiver of the conditions to each drawdown as set forth in Section 1.6, at any time on or after the Commencement Date and prior to the Termination Date, the Company’s Chief Executive Officer, Chief Financial Officer or Treasurer may, on behalf of the Company, request that the Investor provide immediately available funds to the Company in an amount up to but not in excess of the Available Amount (the “Drawdown Amount”) as of the date of such request (the “Drawdown Date”); provided that each request shall be for an amount that equals or exceeds the lesser of (a) $1,000,000,000 (one billion dollars) and (b) the Available Amount as of the date of such request. Any such request shall be valid only if it is in writing and specifies the account of the Company to which such funds are to be transferred and contains a certification of the Company’s Chief Executive Officer, Chief Financial Officer or Treasurer that the requested amount does not exceed the Available Amount as of the date of such request. The Investor shall provide such funds to the Company within five (5) business days of its receipt of such request or such shorter period as may be agreed to by the parties hereto.
     1.4 Termination of Investor’s Obligations. All of the Investor’s obligations under and in respect of the Commitment shall terminate upon the earliest to occur of (i) April 17, 2014, (ii) the date on which the Available Amount equals zero, (iii) the date the Company becomes a debtor in a pending case under Title 11, United States Code and (iv) the date the AIG Credit Facility Trust (or any successor entity established for the sole benefit of the United States Treasury) (the “Trust”) and the Investor do not, in the aggregate, beneficially own more than 50% of the aggregate voting power of the Company’s voting securities (the “Termination Date”). “Beneficially owns” as used in this Agreement is as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”).
     1.5 Commencement of Commitment.
     (a) On the terms and subject to the conditions set forth in this Agreement, the Company agrees to sell to the Investor the Purchased Securities in exchange for the Investor’s entry into the Commitment, with an understanding that the Board of Directors of the Company (the “Board of Directors”) has determined that the value of the Investor’s entry into the Commitment is at least equal to the aggregate of (i) the Commitment Fee, (ii) the aggregate par value of the Series F Preferred Stock (iii) the value of the Warrant and (iv) the aggregate par value of the Warrant Shares less the aggregate Exercise Price (as defined in the Warrant) of the Warrant Shares (it being understood that the value received by the Company includes, but is not limited to, consideration in the amount of the aggregate par value of the Warrant Shares less the aggregate Exercise Price of the Warrant Shares, such value received shall take the form of the Investor’s entry into the Commitment, and so long as the par value of the Common Stock is $2.50 per share, the aggregate par value of the Warrant Shares less the aggregate Exercise Price of the Warrant Shares shall be reserved and credited on the books and records of the Company in a special reserve as directed by the Board of Directors).
     (b) On the terms and subject to the conditions set forth in this Agreement, the closing of the Purchase (the “Closing”) will take place at the location specified in Schedule A, at the time and on the date set forth in Schedule A, or as soon as practicable thereafter, or at such other place, time and date as shall be agreed between the Company and the Investor. The time and date on which the Closing occurs is referred to in this Agreement as the “Commencement Date”.
     (c) Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.5, at the Closing (i) the Company will deliver to the Investor the Series F Preferred Stock and the Warrant, in each case as evidenced by one or more certificates dated the Commencement Date and bearing appropriate legends as hereinafter provided for and (ii) upon verification of receipt of the Preferred Stock and the Warrant by the Investor’s duly appointed custodian, the Investor shall consummate the Purchase.
     (d) The respective obligations of each of the Investor and the Company to consummate the Purchase are subject to the fulfillment (or waiver by the Investor and the Company, as applicable) prior to the Closing of the conditions that (i) any approvals or authorizations of all United States and other governmental, regulatory or judicial authorities (collectively, “Governmental Entities”) required for the consummation of the Purchase shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States and other applicable law, if any, shall have expired and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit the Purchase.
     (e) The obligation of the Investor to consummate the Purchase is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:
     (i) (A) the representations and warranties of the Company set forth in Section 2.2 shall be true and correct in all material respects as though made on and as of the Commencement Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such other date) and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Commencement Date;
     (ii) the Investor shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.5(e)(i) have been satisfied;

     (iii) the Company shall have duly adopted and filed with the Secretary of State of Delaware the certificate of designations for the Series F Preferred Stock in substantially the form attached hereto as Annex A (the “Certificate of Designations”) and such filing shall have been accepted;
     (iv) (A) the Company shall have taken all necessary action to effect such changes to its existing compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, “Plans”, and together with all such plans, arrangements and agreements hereafter adopted, created or entered into, “Benefit Plans”) with respect to the Senior Executive Officers (and to the extent necessary for such changes to be legally enforceable, each of the Senior Executive Officers shall have duly consented in writing to such changes), as may be necessary, during the Relevant Period, in order to comply with Section 111 of the Emergency Economic Stabilization Act of 2008, as amended (the “EESA”), including the provisions for Systemically Significant Failing Institutions, as implemented by guidance or regulation issued thereunder, including Notice 2008-PSSFI, that has been issued and is in effect as of the Commencement Date, including provisions prohibiting severance payments to the Senior Executive Officers, (B) the Company shall have taken all necessary action to effect such changes to its Plans with respect to the U.S.-based Senior Partners (and to the extent necessary for such changes to be legally enforceable, each of the U.S.-based Senior Partners shall have duly consented in writing to such changes), as may be necessary, during the Relevant Period, in order to comply with the requirements in Section 4.10 of this Agreement (as the requirements referred to in such Section are in effect as of the Commencement Date), (C) the Company shall have used its best efforts to take all necessary action to effect such changes to its Plans with respect to the other Senior Partners (and to the extent necessary for such changes to be legally enforceable, to have each of the other Senior Partners duly consent in writing to such changes), as may be necessary, during the Relevant Period, in order to comply with the requirements in Section 4.10 of this Agreement (as the requirements referred to in such Section are in effect as of the Commencement Date) and (D) the Investor shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.5(e)(iv)(A) and (B) have been satisfied; “Relevant Period” means the period in which any obligation of the Company arising from financial assistance provided under the Troubled Asset Relief Program remains outstanding (excluding any period during which the Federal government only holds warrants to purchase the Company’s Common Stock);
     (v) the Company shall have delivered to the Investor a written opinion from counsel to the Company (which may be internal counsel), addressed to the Investor and dated as of the Commencement Date, in substantially the form attached hereto as Annex B;
     (vi) the Company shall have delivered certificates in proper form evidencing the Series F Preferred Stock to the Investor or its designee(s);

     (vii) the Company shall have provided to the Investor, on the Commencement Date, a use of capital plan in a form reasonably satisfactory to the Investor that describes the expected use of the aggregate proceeds received under the Commitment; and
     (viii) the Company shall have duly executed the Warrant in substantially the form attached hereto as Annex D and delivered such executed Warrant to the Investor or its designee(s).
     1.6 Conditions to Closing of Each Drawdown. The obligation of the Investor to consummate any drawdown on or following the Commencement Date is subject to the fulfillment (or waiver by the Investor), on the applicable Drawdown Date, of each of the following conditions:
     (a) on such Drawdown Date, the Company is not a debtor in a pending case under Title 11, United States Code;
     (b) on such Drawdown Date, the Trust and the Investor beneficially own in the aggregate more than 50% of the aggregate voting power of the Company’s voting securities;
     (c) on or before such Drawdown Date, the Company shall have provided to the Investor an outline, in a form reasonably satisfactory to the Investor, of the expected uses by the Company of the Drawdown Amount for such Drawdown Date;
     (d) the Investor shall have received a certificate signed on behalf of the Company by the Chief Executive Officer, Chief Financial Officer or Treasurer certifying to the effect that (A) as of such Drawdown Date, the representations and warranties of the Company set forth in Sections 2.2(a) relating solely to the due incorporation, valid existence and good standing of the Company and the last sentence thereof, 2.2(b), 2.2(c), 2.2(d) and 2.2(e)(i) are true and correct in all material respects as though made on and as of such Drawdown Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such other date, and the representations in Section 2.2(b), which speak only as of the Commencement Date) and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to such Drawdown Date; and
     (e) the Company shall have delivered to the Investor a written opinion from counsel to the Company (which may be internal counsel), addressed to the Investor and dated as of the Drawdown Date, in substantially the form attached hereto as Annex C;
     1.7 Increases in Liquidation Preference. The aggregate liquidation preference of the outstanding shares of Series F Preferred Stock shall be automatically increased by an amount equal to the amount of each Drawdown pursuant to Section 1.3 that is actually funded by the Investor to the Company, and such increase shall occur simultaneously with such funding and shall be allocated ratably to the shares of Series F Preferred Stock. The Company shall duly mark its records and the transfer agent for the Series F Preferred Stock (the “Transfer Agent”) shall complete the Schedule of Increases of the Series F Preferred Stock Liquidation Preference in the

form attached to the Series F Preferred Share Certificate (as defined in the Certificate of Designations) to reflect each increase in the liquidation preference of the Series F Preferred Stock contemplated herein (but, for the avoidance of doubt, such increase shall be effective regardless of whether the Company has properly marked its records or the Transfer Agent has properly completed such schedule).
     1.8 Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Annexes” or “Schedules” such reference shall be to a Recital, Article or Section of, or Annex or Schedule to, this Agreement. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.
Article 2
Representations and Warranties
     2.1 Disclosure.
     (a) “Company Material Adverse Effect” means a material adverse effect on (i) the business, results of operation or financial condition of the Company and its consolidated subsidiaries taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include the effects of (a) changes after the date of this Agreement (the “Signing Date”) in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries in which the Company and its subsidiaries operate, (b) changes or proposed changes after the Signing Date in generally accepted accounting principles in the United States (“GAAP”) or regulatory accounting requirements, or authoritative interpretations thereof, (c) changes or proposed changes after the Signing Date in securities, insurance and other laws of general applicability or related policies or interpretations of

Governmental Entities (in the case of each of these clauses (a), (b) and (c), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its consolidated subsidiaries taken as a whole relative to comparable U.S. insurance or financial services organizations), or (d) changes in the market price or trading volume of the Common Stock, or any other equity, equity-related or debt securities of the Company or its consolidated subsidiaries (it being understood and agreed that the exception set forth in this clause (d) does not apply to the underlying reason giving rise to or contributing to any such change); or (ii) the ability of the Company to consummate the Purchase and the other transactions contemplated by this Agreement and the Warrant and perform its obligations hereunder or thereunder on a timely basis.
     (b) “Previously Disclosed” means information set forth or incorporated in the Company’s Annual Report on Form 10-K for the most recently completed fiscal year of the Company filed with the Securities and Exchange Commission (the “SEC”) prior to the Signing Date (the “Last Fiscal Year”) or in its other publicly available reports and forms filed with or furnished to the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act on or after the last day of the Last Fiscal Year and prior to the Signing Date.
     2.2 Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants to the Investor that as of the Signing Date and as of the Commencement Date and, with respect to clause (a) (the representations and warranties relating solely to the due incorporation, valid existence and good standing of the Company and the last sentence thereof) and clauses (b), (c), (d) and (e)(i) of this Section 2.2, as of each Drawdown Date (or such other date specified herein):
     (a) Organization, Authority and Significant Subsidiaries. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with the necessary power and authority to own its properties and conduct its business in all material respects as currently conducted; except as has not had, individually or in the aggregate, and would not reasonably be expected to have a Company Material Adverse Effect, the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act of 1933 (the “Securities Act”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization. The Restated Certificate of Incorporation of the Company, as amended (the “Charter”) and bylaws of the Company, copies of which have been provided to the Investor prior to the Signing Date, are true, complete and correct copies of such documents as in full force and effect as of the Signing Date.
     (b) Capitalization. The authorized capital stock of the Company and the outstanding capital stock of the Company (including securities convertible into, or exercisable or exchangeable for, capital stock of the Company) as of the most recent fiscal month-end preceding the Signing Date, or such other date as the parties may agree (the “Capitalization

Date”), is set forth on Schedule B. The outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the Signing Date, the Company does not have outstanding any securities or other obligations providing the holder the right to acquire Common Stock that is not reserved for issuance, and the Company has not made any other commitment to authorize, issue or sell any Common Stock, except as specified on Schedule B and including the Series C Perpetual, Convertible, Participating Preferred Stock, par value $5.00 per share (the “Series C Preferred Stock”). Since the Capitalization Date, the Company has not issued any shares of Common Stock, other than (i) shares issued upon the exercise of stock options or delivered under other equity-based awards or other convertible securities or warrants which were issued and outstanding on the Capitalization Date and disclosed on Schedule B and (ii) shares disclosed on Schedule B.
     (c) Series F Preferred Stock. The Series F Preferred Stock has been duly and validly authorized, and, when issued and delivered pursuant to this Agreement, such Series F Preferred Stock will be duly and validly issued and fully paid and non-assessable, will not be issued in violation of any preemptive rights, and, until the approval by the Company’s stockholders of the amendment to the Charter to cause the Series F Preferred Stock, the Company’s Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share (the “Series E Preferred Stock”) and any other series of Serial Preferred Stock (as defined in the Charter) issued to the Investor to rank senior to the Series C Preferred Stock, and any subsequently issued series of Serial Preferred Stock (as defined in the Charter) that is not initially issued to the Investor, will rank pari passu with all other series or classes of the Company’s preferred stock, whether or not issued or outstanding, with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Company.
     (d) The Warrant and Warrant Shares. The Warrant has been duly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”). The shares of Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”) have been duly authorized and reserved for issuance upon exercise of the Warrant and when so issued in accordance with the terms of the Warrant will be validly issued, fully paid and non-assessable.
     (e) Authorization, Enforceability.
     (i) The Company has the corporate power and authority to execute and deliver this Agreement and the Warrant and, subject to the approval of its stockholders described in Section 3.1(b) and the corporate authorizations necessary to effect the transactions contemplated by Section 3.9, to carry out its obligations hereunder and thereunder (which includes the issuance of the Series F Preferred Stock, the Warrant and the Warrant Shares). The execution, delivery and performance by the Company of this

Agreement and the Warrant and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and no further approval or authorization is required on the part of the Company or its stockholders, except as described in Section 3.1(b) and the corporate authorizations necessary to effect the transactions contemplated by Section 3.9. This Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy Exceptions.
     (ii) The execution, delivery and performance by the Company of this Agreement and the Warrant and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any subsidiary of the Company (each a “Company Subsidiary” and, collectively, the “Company Subsidiaries”) under any of the terms, conditions or provisions of (i) subject to the approval of the Company’s stockholders as described in Section 3.1(b) and the corporate authorizations necessary to effect the transactions contemplated by Section 3.9, its organizational documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it or any Company Subsidiary may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets except, in the case of clauses (A)(ii) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
     (iii) Other than the filing of the Certificate of Designations with the Secretary of State of Delaware, any current report on Form 8-K required to be filed with the SEC, such filings and approvals as are required to be made or obtained under any state “blue sky” laws, the filing of any proxy statement contemplated by Section 3.1(b), any filings or approvals required in connection with the transactions contemplated by Section 3.9 and such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Purchase or the performance of its obligations hereunder, except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     (f) Anti-takeover Provisions and Rights Plan. The Board of Directors has taken all necessary action to ensure that the transactions contemplated by this Agreement and the Warrant and the consummation of the transactions contemplated hereby and thereby, including the exercise of the Warrant in accordance with its terms, will be exempt from any anti-takeover or similar provisions of the Company’s Charter and bylaws, and any other provisions of any applicable “moratorium”, “control share”, “fair price”, “interested stockholder” or other anti-takeover laws and regulations of any jurisdiction. The Company has taken all actions necessary to render any stockholders’ rights plan of the Company inapplicable to this Agreement and the Warrant and the consummation of the transactions contemplated hereby and thereby, including the exercise of the Warrant in accordance with its terms.
     (g) No Company Material Adverse Effect. Since the last day of the last completed fiscal period for which the Company has filed a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K with the SEC prior to the Signing Date, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.
     (h) Company Financial Statements. The financial statements of the Company and its consolidated subsidiaries (collectively, the “Company Financial Statements”) included or incorporated by reference in the Company Reports filed with the SEC since December 31, 2006, present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein (or if amended prior to the Signing Date, as of the date of such amendment) and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements (A) were prepared in conformity with GAAP applied on a consistent basis (except as may be noted therein), (B) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries and (C) complied as to form, as of their respective dates of filing with the SEC, in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.
     (i) Reports.
     (i) Since December 31, 2006, the Company and each Company Subsidiary has timely filed (subject to any permitted extension) all reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and has paid all fees and assessments due and payable in connection therewith, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of their respective dates of filing, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities. In the case of each such Company Report filed with or furnished to the SEC, such Company Report (A) did not, as of its date or if amended prior to the Signing Date, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (B) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. With respect to all other Company Reports, the Company Reports were complete and accurate in all material respects as of their respective dates. No executive officer of the Company or any Company Subsidiary has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002. This Section 2.2(i)(i) shall not apply with respect to tax returns, which shall be governed solely by the representations made under Section 2.2(o).
     (ii) The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 2.2(i)(ii). The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including the consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the Signing Date, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
     (j) No Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Company Financial Statements to the extent required to be so reflected or reserved against in accordance with GAAP, except for (A) liabilities that have arisen since the last fiscal year end in the ordinary and usual course of business and consistent with past practice and (B) liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
     (k) Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Series F Preferred Stock or the Warrant under the Securities Act, and the rules and regulations of the SEC promulgated thereunder), which might subject the offering or issuance of any of the Series F Preferred Stock or the Warrant to the Investor pursuant to this Agreement to the registration requirements of the Securities Act.
     (l) Litigation and Other Proceedings. Except (i) as set forth on Schedule C or (ii) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there is no (A) pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding, against the Company or any Company Subsidiary or to which any of their assets are subject nor is the Company or any Company Subsidiary subject to any order, judgment or decree or (B) unresolved violation, criticism or exception by any Governmental Entity with respect to any report or relating to any examinations or inspections of the Company or any Company Subsidiaries.
     (m) Compliance with Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the knowledge of the Company, the Company and the Company Subsidiaries have all permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company or such Company Subsidiary. Except as set forth on Schedule D, to the knowledge of the Company, the Company and the Company Subsidiaries have complied in all respects and are not in default or violation of, and none of them is, to the knowledge of the Company, under investigation with respect to or, to the knowledge of the Company, have been threatened to be charged with or given notice of any violation of, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity, other than such noncompliance, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except for statutory or regulatory restrictions of general application or as set forth on Schedule D, to the knowledge of the Company, no Governmental Entity has placed any restriction on the business or properties of the Company or any Company Subsidiary that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
     (n) Employee Benefit Matters. Except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect: (A) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) providing benefits to any current or former employee, officer or director of the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) that is sponsored, maintained or contributed to by the Company or any member of its Controlled Group and for which the Company or any member of its Controlled Group would have any liability, whether actual or contingent (each, a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code; (B) with respect to each Plan subject to Title IV of ERISA (including, for purposes of this clause (B), any plan subject to Title IV of ERISA that the Company or any member of its Controlled

Group previously maintained or contributed to in the six years prior to the Signing Date), (1) no “reportable event” (within the meaning of Section 4043(c) of ERISA), other than a reportable event for which the notice period referred to in Section 4043(c) of ERISA has been waived, has occurred in the three years prior to the Signing Date or is reasonably expected to occur in the current plan year, (2) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred in the three years prior to the Signing Date or is reasonably expected to occur, (3) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on the assumptions used to fund such Plan) and (4) neither the Company nor any member of its Controlled Group has incurred in the six years prior to the Signing Date, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including any Plan that is a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (C) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to its qualified status that has not been revoked, or such a determination letter has been timely applied for but not received by the Signing Date, and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss, revocation or denial of such qualified status or favorable determination letter.
     (o) Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries have filed all federal, state, local and foreign income and franchise Tax returns required to be filed through the Signing Date, subject to permitted extensions, and have paid all Taxes due thereon, and (ii) no Tax deficiency has been determined adversely to the Company or any of the Company Subsidiaries, nor does the Company have any knowledge of any Tax deficiencies. “Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity.
     (p) Properties and Leases. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances, claims and defects (other than liens, encumbrances, claims or defects created pursuant to the Guarantee and Pledge Agreement, dated as of September 22, 2008 and as amended, between the Company and the FRBNY) that would affect the value thereof or interfere with the use made or to be made thereof by them. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them.

     (q) Environmental Liability. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:
     (i) there is no legal, administrative, or other proceeding, claim or action of any nature seeking to impose, or that would reasonably be expected to result in the imposition of, on the Company or any Company Subsidiary, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, pending or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary;
     (ii) to the Company’s knowledge, there is no reasonable basis for any such proceeding, claim or action; and
     (iii) neither the Company nor any Company Subsidiary is subject to any agreement, order, judgment or decree by or with any court, Governmental Entity or third party imposing any such environmental liability.
     (r) Risk Management Instruments. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries or its or their customers, were entered into (i) only in the ordinary course of business, (ii) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (iii) with counterparties believed to be financially responsible at the time; and each of such instruments constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms, except as may be limited by the Bankruptcy Exceptions. Neither the Company or the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement other than such breaches that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
     (s) Agreements with Regulatory Agencies. Except as set forth on Schedule E, to the knowledge of the Company, neither the Company nor any Company Subsidiary is subject to any material cease-and-desist or other similar order or enforcement action issued by, or is a party to any material written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2006, has adopted any board resolutions at the request of, any Governmental Entity (other than the primary insurance regulators with jurisdiction over the Company Subsidiaries) that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies or procedures, its internal controls, its management or its operations or business. Each item in the immediately preceding sentence and without taking into consideration of the parenthetical provided therein, is referred to herein as a “Regulatory Agreement.” To the knowledge of the

Company, neither the Company nor any Company Subsidiary has been advised since December 31, 2006 by any such Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement (other than any such Regulatory Agreement that does not have a Company Material Adverse Effect). Except as set forth on Schedule E, to the knowledge of the Company, the Company and each Company Subsidiary are in compliance in all material respects with each Regulatory Agreement to which it is party or subject, and, to the knowledge of the Company, neither the Company nor any Company Subsidiary has received any notice from any Governmental Entity indicating that either the Company or any Company Subsidiary is not in compliance in all material respects with any such Regulatory Agreement.
     (t) Insurance. The Company and the Company Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent and consistent with industry practice. The Company and the Company Subsidiaries are in material compliance with their insurance policies and are not in default under any of the material terms thereof, each such policy is outstanding and in full force and effect, all premiums and other payments due under any material policy have been paid, and all claims thereunder have been filed in due and timely fashion, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
     (u) Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each Company Subsidiary owns or otherwise has the right to use, all intellectual property rights, including all trademarks, trade dress, trade names, service marks, domain names, patents, inventions, trade secrets, know-how, works of authorship and copyrights therein, that are used in the conduct of their existing businesses and all rights relating to the plans, design and specifications of any of its branch facilities (“Proprietary Rights”) free and clear of all liens and any claims of ownership by current or former employees, contractors, designers or others and (ii) neither the Company nor any of the Company Subsidiaries is materially infringing, diluting, misappropriating or violating, nor has the Company or any or the Company Subsidiaries received any written (or, to the knowledge of the Company, oral) communications alleging that any of them has materially infringed, diluted, misappropriated or violated, any of the Proprietary Rights owned by any other person. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the Company’s knowledge, no other person is infringing, diluting, misappropriating or violating, nor has the Company or any or the Company Subsidiaries sent any written communications since January 1, 2006 alleging that any person has infringed, diluted, misappropriated or violated, any of the Proprietary Rights owned by the Company and the Company Subsidiaries.
     (v) Brokers and Finders. No broker, finder or investment banker is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the Warrant or the transactions contemplated hereby or thereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary for which the Investor could have any liability.

     (w) No Inconsistent Agreement. Prior to the Signing Date, the Company has not entered into an agreement with respect to its securities that is inconsistent with the order of priority set forth in Section 4.5(a)(vi) for the offering of securities under a Shelf Registration Statement pursuant to Section 4.5(a)(ii) or a Piggyback Registration under Section 4.5(a)(iv).
Article 3
Covenants
     3.1 Consummation of Purchase and Charter Amendment. (a) Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Purchase as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.
     (b) At and prior to the next annual meeting of the Company’s stockholders following the Commencement Date, the Company shall take all action necessary under all applicable laws and regulations and the Charter to vote at such meeting on a proposal (the “Stockholder Proposal”) to amend the Charter to (i) permit the Board of Directors to issue classes of Serial Preferred Stock (as defined in the Charter) that are not of equal rank, such that the Board of Directors or a duly authorized committee thereof may, prior to issuance, in the resolution or resolutions providing for the issue of shares of each particular series, provide whether the shares of such series rank senior or junior to any other class of Serial Preferred Stock as to the right to receive dividends and the right to receive payments out of the assets of the Company upon voluntary or involuntary liquidation, dissolution or winding up of the Company and (ii) cause the Series F Preferred Stock and any other series of Serial Preferred Stock issued to the Investor to rank senior to the Series C Preferred Stock and any subsequently issued series of Serial Preferred Stock that is not issued to the Investor, so that as a result of these amendments the Series C Preferred Stock and any other subsequently issued series of Serial Preferred Stock that ranks pari passu with or junior to the Series C Preferred Stock would not be entitled to vote on the subsequent creation or issuance of any such senior Serial Preferred Stock. In connection with such meeting, the Company shall prepare (and the Investor will reasonably cooperate with the Company to prepare) and file with the SEC a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the SEC or its staff thereon and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to the Company’s stockholders not more than five business days after clearance thereof by the SEC. The Company shall notify the Investor promptly of the receipt of any comments from the SEC or its staff with respect to the proxy statement and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and will supply the Investor with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement. If at any time prior to such stockholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its stockholders such an amendment or supplement. Each of the Investor and the Company agrees promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail to its stockholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. The Company shall consult with the Investor prior to filing any proxy statement, or any amendment or supplement thereto, and provide the Investor with a reasonable opportunity to comment thereon. In the event that the approval of the Stockholder Proposal is not obtained at such annual stockholders meeting, the Company shall include a proposal to approve such proposal at a meeting of its stockholders no less than once in each subsequent twelve-month period beginning on June 1, 2009 until such approval is obtained or made.
     (c) None of the information supplied by the Company or any of the Company Subsidiaries for inclusion in any proxy statement in connection with any such stockholders meeting of the Company will, at the date it is filed with the SEC, when first mailed to the Company’s stockholders and at the time of any stockholders meeting, and at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
     3.2 Expenses. Unless otherwise provided in this Agreement or the Warrant, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement or the Warrant, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.
     3.3 Sufficiency of Authorized Common Stock; Exchange Listing.
     (a) During the period from the Commencement Date until the date on which the Warrant has been fully exercised, the Company shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of authorized and unissued Warrant Shares to effectuate such exercise. Nothing in this Section 3.3 shall preclude the Company from satisfying its obligations in respect of the exercise of the Warrant by delivery of shares of Common Stock which are held in the treasury of the Company. As soon as reasonably practicable following the Commencement Date, the Company shall, at its expense, cause the Warrant Shares to be listed on the same national securities exchange on which the Common Stock is listed, subject to official notice of issuance, and shall maintain such listing for so long as any Common Stock is listed on such exchange.
     (b) If requested by the Investor, the Company shall promptly use its reasonable best efforts to cause the Series F Preferred Stock to be approved for listing on a national securities exchange as promptly as practicable following such request.

     3.4 Certain Notifications Until Closing. From the Signing Date until the Closing, the Company shall promptly notify the Investor of (i) any fact, event or circumstance of which it is aware and which would reasonably be expected to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of the Company contained in this Agreement not to be complied with or satisfied in any material respect and (ii) except as Previously Disclosed, any fact, circumstance, event, change, occurrence, condition or development of which the Company is aware and which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect; provided, however, that delivery of any notice pursuant to this Section 3.4 shall not limit or affect any rights of or remedies available to the Investor; provided, further, that a failure to comply with this Section 3.4 shall not constitute a breach of this Agreement or the failure of any condition set forth in Section 1.5 to be satisfied unless the underlying Company Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Section 1.5 to be satisfied.
     3.5 Information and Confidentiality.
     (a) Until such time as the Investor ceases to own any Series F Preferred Stock, or except as otherwise agreed, the Company shall provide the Investor (i) the information required to be provided by the Company to the Federal Reserve Bank of New York (“FRBNY”) pursuant to Section 5.04 of the Credit Agreement dated as of September 22, 2008 between the Company and the FRBNY, as amended from time to time (the “Credit Agreement”), and within the time periods for delivery thereof specified in the Credit Agreement and (ii) the notices required by Section 5.05 of the Credit Agreement and within the time periods for delivery thereof specified in the Credit Agreement. After the termination of the Credit Agreement, such informational and notice requirements as are provided in Section 5.04 and Section 5.05 of the Credit Agreement shall remain in full force and effect until such time as the Investor no longer owns any Series F Preferred Stock. In addition, during the Relevant Period, or except as otherwise agreed, the Company shall provide the Investor a bi-annual report on the steps taken by the Company to comply in all respects with Section 111 of the EESA, including the provisions for Systemically Significant Failing Institutions, as implemented by any guidance or regulation issued thereunder as of the date of such report, including Notice 2008-PSSFI, any amendments to Notice 2008-PSSFI, or any other guidance or regulation applicable to the Company and with Section 4.10 of this Agreement. In addition, the Company shall promptly provide the Investor such other information and notices as the Investor may reasonably request from time to time.
     (b) The Investor will use reasonable best efforts to hold, and will use reasonable best efforts to cause its agents, consultants, contractors and advisors to hold, in confidence all non- public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the Company furnished or made available to it by the Company or its representatives pursuant to this Agreement (including pursuant to Sections 3.5 and 3.6) (except to the extent that such information can be shown to have been (1) previously known by such party on a non-confidential basis, (2) in the public domain through no fault of such party or (3) later lawfully acquired from other sources by the party to which it was furnished (and without violation of any other confidentiality obligation)); provided that nothing herein shall prevent the Investor from disclosing any Information to the extent required by applicable laws or regulations or by any subpoena or similar legal process.
     3.6 Additional Inspection Rights. During the Relevant Period, the Company shall permit (i) the Investor and its agents, consultants, contractors and advisors, (ii) the Special Inspector General of the Troubled Asset Relief Program, and (iii) the Comptroller General of the United States access to personnel and any books, papers, records or other data delivered to it pursuant to this Agreement or otherwise in its possession, custody or control, in each case to the extent relevant to ascertaining compliance with the terms and conditions set forth in this Agreement, during normal business hours and upon reasonable notice to the Company; provided that prior to disclosing any information pursuant to clause (i), (ii) or (iii), the Investor, the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States shall have agreed, with respect to documents obtained under this Agreement in furtherance of their respective functions, to follow applicable laws and regulations (and the applicable customary policies and procedures, including those for inspectors general) regarding the dissemination of confidential materials, including redacting confidential information from the public version of its reports, as appropriate, and soliciting input from the Company as to information that should be afforded confidentiality. The Investor represents that it has been informed by the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States that they, before making any request for access or information pursuant to their oversight and audit functions, will establish a protocol to avoid, to the extent reasonably possible, duplicative requests. Nothing in this Section 3.6 shall be construed to limit the authority that the Special Inspector General of the Troubled Asset Relief Program or the Comptroller General of the United States have under law.
     3.7 Compliance with the Employ American Workers Act. The Company shall, and the Company shall take all necessary action to ensure that the Company Subsidiaries, as applicable, shall, comply in all respects with the provisions of the Employ American Workers Act (Section 1611 of Division A, Title XVI of the American Recovery and Reinvestment Act of 2009 (P.L. 111-5)), as in effect from time to time.
     3.8 Compliance with Guidelines of the Home Affordable Modification Program. The Company shall take all necessary action to ensure that all Company Subsidiaries that are eligible for the Home Affordable Modification Program shall execute a Commitment to Purchase Financial Instrument and Servicer Participation Agreement with the Federal National Mortgage Association within 90 days of the Commencement Date and otherwise comply with (i) the Home Affordable Modification Program Guidelines issued by the Investor on March 4, 2009, (ii) Supplemental Directive 09-01 issued by the Investor dated April 6, 2009 and (iii) any other guidelines or regulations to be issued by the Investor as part of the Home Affordable Modification Program.
     3.9 Exchange of Series F Preferred Stock. As soon as practicable following the amendment to the Charter to increase the number of authorized shares of the Company’s Serial Preferred Stock (as defined in the Charter) from 6,000,000 shares to 100,000,000 shares, the Company shall reserve for issuance 3,000,000 authorized and unissued shares of Serial Preferred

Stock (as defined in the Charter) and at any time after the Termination Date and prior to the date the Investor ceases to own any shares of Series F Preferred Stock, the Investor shall have the right, in its sole discretion, by giving a notice in accordance with Section 5.6 to cause the Company to take all action necessary under all applicable laws and regulations and the Charter to exchange any of the shares of Series F Preferred Stock owned by the Investor for a new series of Serial Preferred Stock (as defined in the Charter) with the same terms as the Series F Preferred Stock (except that the liquidation preference of such new series shall be $10,000 per share, or such liquidation preference per share as shall be reasonably specified by the Investor and the aggregate liquidation preference following such exchange shall be equal to the aggregate liquidation preference of the Series F Preferred Stock prior to such exchange), in accordance with an exchange agreement substantially in the form of this Agreement.
     3.10 Internal Controls.
     (a) The Company shall (i) promptly establish appropriate internal controls with respect to compliance with each of the Company’s covenants and agreements set forth in Sections 4.8 through 4.13; (ii) prepare a report on a quarterly basis regarding the implementation of such internal controls and the Company’s compliance (including any instances of non-compliance) with such covenants and agreements; (iii) deliver such quarterly report to the Investor in accordance with Section 5.6 and no later than the date by which its Quarterly Report on Form 10-Q or Annual Report on Form 10-K is filed with the SEC; and (iv) provide a signed certification from a senior executive officer of the Company to the Investor that such quarterly report is accurate to the best of his or her knowledge, which certification shall be made subject to the requirements and penalties set forth in Title 18, United States Code, Section 1001.
     (b) The Company shall (i) use its reasonable best efforts to account for its use of the funding received under the Commitment; (ii) set up internal controls with respect to compliance with the expected use of the funding received under the Commitment; (iii) report to the Investor on a quarterly basis until all of the funding received under the Commitment has been accounted for regarding the use of the funding received under the Commitment, the implementation of such internal controls and the Company’s compliance (including any instances of non-compliance) therewith; (iv) provide a signed certification from a senior executive officer of the Company to the Investor that such quarterly report is accurate to the best of his or her knowledge, which certification shall be made subject to the requirements and penalties set forth in Title 18, United States Code, Section 1001; and (v) deliver the certification to the Investor in accordance with Section 5.6 and no later than the date by which its Quarterly Report on Form 10-Q or Annual Report on Form 10-K is filed with the SEC.
Article 4
Additional Agreements
     4.1 Purchase of Restricted Securities. The Investor acknowledges that the Purchased Securities and the Warrant Shares have not been registered under the Securities Act or under any state securities laws. The Investor (a) is acquiring the Purchased Securities pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Purchased Securities or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, and (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Purchase and of making an informed investment decision.
     4.2 Legends.
     (a) The Investor agrees that all certificates or other instruments representing the Warrant and the Warrant Shares will bear a legend substantially to the following effect:
“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS.”
     (b) The Investor agrees that all certificates or other instruments representing the Series F Preferred Stock will bear a legend substantially to the following effect:
“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF (A) AT ANY TIME ON OR PRIOR TO THE TERMINATION DATE AND (B) AT ANY TIME AFTER THE TERMINATION DATE EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE

FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.”
     (c) In the event that any of the Purchased Securities or the Warrant Shares (i) become registered under the Securities Act or (ii) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act (other than Rule 144A), the Company shall issue new certificates or other instruments representing such Purchased Securities or such Warrant Shares, which shall not contain the applicable legends in Sections 4.2(a) and 4.2(b); provided that the Investor surrenders to the Company the previously issued certificates or other instruments. Upon Transfer of all or a portion of the Warrant in compliance with Section 4.4, the Company shall issue new certificates or other instruments representing the Warrant, which shall not contain the applicable legend in Section 4.2(a); provided that the Investor surrenders to the Company the previously issued certificates or other instruments.
     4.3 Certain Transactions. The Company will not merge or consolidate with, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless (i) the successor, transferee or lessee party (or its ultimate parent entity), as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant, agreement and condition of this Agreement to be performed and observed by the Company or (ii) the Investor agrees otherwise in writing.
     4.4 Transfer of Purchased Securities, the Warrant and the Warrant Shares. Subject to compliance with applicable securities laws, the Investor shall be permitted to transfer, sell, assign or otherwise dispose of (“Transfer”) all or a portion of (i) the Series F Preferred Stock at any time on or after the Termination Date and (ii) the Warrant or the Warrant Shares at any time following the Commencement Date, and the Company shall take all steps as may be reasonably requested by the Investor to facilitate the Transfer of the Series F Preferred Stock, the Warrant or the Warrant Shares.
     4.5 Registration Rights.
     (a) Registration.
     (i) Subject to the terms and conditions of this Agreement, the Company covenants and agrees that as promptly as practicable after notification from the Investor,

and in any event no later than 15 days after such notification, the Company shall prepare and file with the SEC a Shelf Registration Statement covering all Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires). So long as the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an automatic Shelf Registration Statement.
     (ii) Any registration pursuant to Section 4.5(a)(i) shall be effected by means of a shelf registration on an appropriate form under Rule 415 under the Securities Act (a “Shelf Registration Statement”). If the Investor or any other Holder intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 4.5(c); provided that the Company shall not be required to facilitate an underwritten offering of Registrable Securities unless the expected gross proceeds from such offering exceed $200 million. The lead underwriters in any such distribution shall be selected by the Holders of a majority of the Registrable Securities to be distributed.
     (iii) The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to Section 4.5(a): (a) with respect to securities that are not Registrable Securities; or (b) if the Company has notified the Investor and all other Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its security holders for such registration or underwritten offering to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than 45 days after receipt of the request of the Investor or any other Holder; provided that such right to delay a registration or underwritten offering shall be exercised by the Company (1) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (2) not more than three times in any 12-month period and not more than 90 days in the aggregate in any 12-month period.
     (iv) If during any period when an effective Shelf Registration Statement is not available, the Company proposes to register any of its equity securities, other than a registration pursuant to Section 4.5(a)(i) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of

Registrable Securities, the Company will give prompt written notice to the Investor and all other Holders of its intention to effect such a registration (but in no event less than ten days prior to the anticipated filing date) and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 4.5(a)(iv) prior to the effectiveness of such registration, whether or not the Investor or any other Holders have elected to include Registrable Securities in such registration.
     (v) If the registration referred to in Section 4.5(a)(iv) is proposed to be underwritten, the Company will so advise the Investor and all other Holders as a part of the written notice given pursuant to Section 4.5(a)(iv). In such event, the right of the Investor and all other Holders to registration pursuant to Section 4.5(a) will be conditioned upon such persons’ participation in such underwriting and the inclusion of such person’s Registrable Securities in the underwriting if such securities are of the same class of securities as the securities to be offered in the underwritten offering, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company; provided that the Investor (as opposed to other Holders) shall not be required to indemnify any person in connection with any registration. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriters and the Investor (if the Investor is participating in the underwriting).
     (vi) If either (x) the Company grants “piggyback” registration rights to one or more third parties to include their securities in an underwritten offering under a Shelf Registration Statement pursuant to Section 4.5(a)(ii) or (y) a Piggyback Registration under Section 4.5(a)(iv) relates to an underwritten offering on behalf of the Company, and in either case the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (A) first, in the case of a Piggyback Registration under Section 4.5(a)(iv), the securities the Company proposes to sell, (B) then the Registrable Securities (as defined in the Securities Exchange Agreement, dated as of April 17, 2009, between the Company and the Investor (the “Series E Preferred Stock Exchange Agreement”)) of the Investor and all other Holders who have received

Registrable Securities (as defined in the Series E Preferred Stock Exchange Agreement) from the Investor and who have requested inclusion of Registrable Securities (as defined in the Series E Preferred Stock Exchange Agreement) in accordance with the terms of the Series E Preferred Stock Exchange Agreement, pro rata on the basis of the aggregate number of such securities or shares owned by each such person, (C) then the Registrable Securities of the Investor and all other Holders who have requested inclusion of Registrable Securities pursuant to Section 4.5(a)(ii) or Section 4.5(a)(iv), as applicable, pro rata on the basis of the aggregate number of such securities or shares owned by each such person, (D) then the Registrable Securities (as defined in the Series C Perpetual, Convertible, Participating Preferred Stock Purchase Agreement, dated as of March 1, 2009 (the “Series C Preferred Stock Purchase Agreement”)) of the Trust and all other Holders who have received Registrable Securities (as defined in the Series C Preferred Stock Purchase Agreement) from the Trust and who have requested inclusion of Registrable Securities (as defined in the Series C Preferred Stock Purchase Agreement) in accordance with the terms of the Series C Preferred Stock Purchase Agreement, pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (E) lastly, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.
     (b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.
     (c) Obligations of the Company. The Company shall use its reasonable best efforts, for so long as there are Registrable Securities outstanding, to take such actions as are in its control to become a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) and once the Company becomes a well-known seasoned issuer to take such actions as are in its control to remain a well-known seasoned issuer. In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:
     (i) Prepare and file with the SEC, not later than fifteen (15) days after the request, a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, or prepare and file with the SEC not later than ten (10) days after the request a prospectus supplement with respect to a proposed offering of such Registrable Securities pursuant to an effective registration statement, subject to Section 4.5(d), and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, use all commercially reasonable efforts to keep such registration statement effective and keep such prospectus supplement current until the securities described therein are no longer Registrable Securities.

     (ii) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
     (iii) Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.
     (iv) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
     (v) Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.
     (vi) Give written notice to the Holders:
     (A) when any registration statement filed pursuant to Section 4.5(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act and when such registration statement or any post-effective amendment thereto has become effective;
     (B) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;
     (C) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

     (D) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
     (E) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and
     (F) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 4.5(c)(x) cease to be true and correct.
     (vii) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 4.5(c)(vi)(C) at the earliest practicable time.
     (viii) Upon the occurrence of any event contemplated by Section 4.5(c)(v) or 4.5(c)(vi)(E), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 4.5(c)(vi)(E) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holders’ or underwriters’ possession. The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days.
     (ix) Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).
     (x) If an underwritten offering is requested pursuant to Section 4.5(a)(ii), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows”, similar sales events and other marketing activities), (A) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (B) use its reasonable best efforts to furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (C) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (D) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings (provided that the Investor shall not be obligated to provide any indemnity), and (E) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.
     (xi) Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.
     (xii) Use reasonable best efforts to cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any national securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on such securities exchange as the Investor may designate.
     (xiii) If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any,

promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.
     (xiv) Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
     (d) Suspension of Sales. Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, the Investor and each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until the Investor and/or Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until the Investor and/or such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, the Investor and/or such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Investor and/or such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days.
     (e) Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.
     (f) Furnishing Information.
     (i) Neither the Investor nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.
     (ii) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.5(c) that the Investor and/or the selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.
     (g) Indemnification.

     (i) The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (A) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (B) offers or sales effected by or on behalf of such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.
     (ii) If the indemnification provided for in Section 4.5(g)(i) is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.5(g)(ii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.5(g)(i). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not also guilty of such fraudulent misrepresentation.
     (h) Assignment of Registration Rights. The rights of the Investor to registration of Registrable Securities pursuant to Section 4.5(a) may be assigned by the Investor to a transferee or assignee of Registrable Securities with a liquidation preference or, in the case of Registrable Securities other than Series F Preferred Stock, a market value, no less than an amount equal $200 million; provided, however, the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned. For purposes of this Section 4.5(h), (i) “market value” per share of Common Stock shall be the last reported sale price of the Common Stock on the national securities exchange on which the Common Stock is listed or admitted to trading on the last trading day prior to the proposed transfer and (ii) “market value” for the Warrant (or any portion thereof) shall be the market value per share of Common Stock into which the Warrant (or such portion) is exercisable less the Exercise Price (as defined in the Warrant).
     (i) Clear Market. With respect to any underwritten offering of Registrable Securities by the Investor or other Holders pursuant to this Section 4.5, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering, in the case of an underwritten offering of Common Stock or Warrants, any of its equity securities or, in the case of an underwritten offering of Series F Preferred Stock, any preferred stock of the Company, or, in each case, any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed 10 days prior and 60 days following the effective date of such offering or such longer period up to 90 days as may be requested by the managing underwriter for such underwritten offering. The Company also agrees to cause such of its directors and senior executive officers to execute and deliver customary lock-up agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter. “Special Registration” means the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or Company Subsidiaries or in connection with dividend reinvestment plans.
     (j) Rule 144; Rule 144A. With a view to making available to the Investor and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

     (i) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the Signing Date;
     (ii) (A) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act, and (B) if at any time the Company is not required to file such reports, make available, upon the request of any Holder, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) under the Securities Act);
     (iii) so long as the Investor or a Holder owns any Registrable Securities, furnish to the Investor or such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities to the public without registration; and
     (iv) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.
     (k) As used in this Section 4.5, the following terms shall have the following respective meanings:
     (i) “Holder” means the Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 4.5(h).
     (ii) “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.
     (iii) “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (A) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (B) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3.
     (iv) “Registrable Securities” means (A) all Series F Preferred Stock, (B) the Warrant (subject to Section 4.5(p)), (C) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clauses (A) or (B) by way of conversion, exercise or exchange thereof, including the Warrant Shares, or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities will not be Registrable

Securities when (1) they are sold pursuant to an effective registration statement under the Securities Act, (2) except as provided below in Section 4.5(o), they may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale, (3) they shall have ceased to be outstanding or (4) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at any one time.
     (v) “Registration Expenses” mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 4.5, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show”, the reasonable fees and disbursements of Holders’ Counsel, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.
     (vi) “Rule 144”, “Rule 144A”, “Rule 159A”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.
     (vii) “Selling Expenses” mean all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).
     (l) At any time, any holder of Securities (including any Holder) may elect to forfeit its rights set forth in this Section 4.5 from that date forward; provided that a Holder forfeiting such rights shall nonetheless be entitled to participate under Section 4.5(a)(iv) – (vi) in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 4.5(f) with respect to any prior registration or Pending Underwritten Offering. “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 4.5(l), any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 4.5(a)(ii) or 4.5(a)(iv) prior to the date of such Holder’s forfeiture.
     (m) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations under this Section 4.5 and that the Investor and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Investor and such Holders, in addition to any other remedy to which they may be entitled at law or in equity, to the fullest extent permitted and enforceable under applicable law, shall be entitled to compel specific performance of the obligations of the Company under this Section 4.5 in accordance with the terms and conditions of this Section 4.5.
     (n) No Inconsistent Agreements. The Company shall not, on or after the Signing Date, enter into any agreement with respect to its securities that may impair the rights granted to the Investor and the Holders under this Section 4.5 or that otherwise conflicts with the provisions hereof in any manner that may impair the rights granted to the Investor and the Holders under this Section 4.5. In the event the Company has, prior to the Signing Date, entered into any agreement with respect to its securities that is inconsistent with the rights granted to the Investor and the Holders under this Section 4.5 (including agreements that are inconsistent with the order of priority contemplated by Section 4.5(a)(vi)) or that may otherwise conflict with the provisions hereof, the Company shall use its reasonable best efforts to amend such agreements to ensure they are consistent with the provisions of this Section 4.5.
     (o) Certain Offerings by the Investor. In the case of any securities held by the Investor that cease to be Registrable Securities solely by reason of clause (2) in the definition of “Registrable Securities,” the provisions of Sections 4.5(a)(ii), clauses (iv), (ix) and (x)-(xii) of Section 4.5(c), Section 4.5(g) and Section 4.5(i) shall continue to apply until such securities otherwise cease to be Registrable Securities. In any such case, an “underwritten” offering or other disposition shall include any distribution of such securities on behalf of the Investor by one or more broker-dealers, an “underwriting agreement” shall include any purchase agreement entered into by such broker-dealers, and any “registration statement” or “prospectus” shall include any offering document approved by the Company and used in connection with such distribution.
     (p) Registered Sales of the Warrant. The Holders agree to sell the Warrant or any portion thereof under the Shelf Registration Statement only beginning 30 days after notifying the Company of any such sale, during which 30-day period the Investor and all Holders of the Warrant shall take reasonable steps to agree to revisions to the Warrant to permit a public distribution of the Warrant, including entering into a warrant agreement and appointing a warrant agent.
     4.6 Voting of Warrant Shares. Notwithstanding anything in this Agreement to the contrary, the Investor shall not exercise any voting rights with respect to the Warrant Shares.
     4.7 Depositary Shares. Upon request by the Investor in connection with a proposed transfer of the Series F Preferred Stock, the Company shall promptly enter into a depositary arrangement, pursuant to customary agreements reasonably satisfactory to the Investor and with a depositary reasonably acceptable to the Investor, pursuant to which the Series F Preferred Stock may be deposited and depositary shares, each representing a fraction of a Series F Preferred Stock as specified by the Investor, may be issued. From and after the execution of any such depositary arrangement, and the deposit of any Series F Preferred Stock pursuant thereto, the depositary shares issued pursuant thereto shall be deemed “Series F Preferred Stock” and, as applicable, “Registrable Securities” for purposes of this Agreement.

     4.8 Restriction on Dividends and Repurchases.
     (a) Prior to the earlier of (x) the fifth anniversary of the Commencement Date and (y) the date on which the Series F Preferred Stock has been redeemed in whole or the Investor has transferred all of the Series F Preferred Stock to third parties which are not Affiliates of the Investor, neither the Company nor any Company Subsidiary shall, without the consent of the Investor:
     (i) declare or pay any dividend or make any distribution on the Common Stock (other than (A) dividends payable solely in shares of Common Stock and (B) dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan); or
     (ii) redeem, purchase or acquire any shares of Common Stock or other capital stock or other equity securities of any kind of the Company, or any trust preferred securities issued by the Company or any Affiliate of the Company, other than (A) redemptions, purchases or other acquisitions of any such securities held by the Investor, (B) redemptions, purchases or other acquisitions of the Series E Preferred Stock and the Series F Preferred Stock, (C) purchases or other acquisitions of Series C Preferred Stock from the Trust, (D) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock, in each case in this clause (D) in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (E) any redemption or repurchase of rights pursuant to any stockholders’ rights plan, (F) the acquisition by the Company or any of the Company Subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Company or any other Company Subsidiary), including as trustees or custodians (the “Permitted Repurchases”), (G) the conversion of the Series C Preferred Stock into Common Stock and (H) the exchange or conversion of Junior Stock (other than the Series C Preferred Stock) for or into other Junior Stock or of Parity Stock or trust preferred securities for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case set forth in this clause (H), solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with GAAP, and as measured from the date of the Company’s most recently filed financial statements of the Company and its consolidated subsidiaries prior to the Commencement Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

     (b) Until such time as the Investor ceases to own any Series F Preferred Stock, the Company shall not repurchase any Series F Preferred Stock from any holder thereof, whether by means of open market purchase, negotiated transaction, or otherwise, other than Permitted Repurchases, unless it offers to repurchase a ratable portion of the Series F Preferred Stock then held by the Investor on the same terms and conditions.
     (c) “Junior Stock” means Common Stock, the Series C Preferred Stock (after the Company’s stockholders approve the amendment described in Section 3.1(b) to the Charter to have the Series F Preferred Stock rank senior to the Series C Preferred Stock) and any class or series of stock of the Company (i) initially issued to any person other than the Investor or (ii) initially issued to the Investor and the terms of which expressly provide that it ranks junior to the Series F Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company. “Parity Stock” means the Series E Preferred Stock, the Series C Preferred Stock (before the Company’s stockholders approve the Charter amendment referred to in Section 3.1(b)) and any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Series F Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).
     4.9 Repurchase of Investor Securities.
     (a) Following the redemption in whole of the Series F Preferred Stock held by the Investor or the Transfer by the Investor of all of the Series F Preferred Stock to one or more third parties not affiliated with the Investor and so long as the Investor does not Control the Company, the Company may repurchase, in whole or in part, at any time any other equity or debt securities of the Company owned by the Investor or the Warrant or the Warrant Shares and then held by the Investor, upon notice given as provided in clause (b) below, at the Fair Market Value of the equity or debt security. For the avoidance of doubt, while there is Board of Directors control (or the potential to gain Board of Directors control as a result of existing contractual rights) by the Investor (or any affiliate of the Investor), the Company may not exercise its rights under this Section 4.9.
     (b) Notice of every repurchase of equity securities of the Company held by the Investor shall be given at the address and in the manner set forth for such party in Section 5.6. Each notice of repurchase given to the Investor shall state: (1) the number and type of securities to be repurchased, (2) the Board of Directors’ determination of Fair Market Value of such securities and (3) the place or places where certificates representing such securities are to be surrendered for payment of the repurchase price. The repurchase of the securities specified in the notice shall occur as soon as practicable following the determination of the Fair Market Value of the securities.
     (c) As used in this Section 4.9, the following terms shall have the following respective meanings:

     (i) “Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Investor, shall mutually agree upon the Fair Market Value. Each party shall deliver a notice to the other appointing its appraiser within 10 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the Fair Market Value, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the Investor; otherwise, the average of all three determinations shall be binding upon the Company and the Investor. The costs of conducting any Appraisal Procedure shall be borne by the Company.
     (ii) “Fair Market Value” means, with respect to any security, the fair market value of such security as determined by the Board of Directors, acting in good faith in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Company for this purpose and certified in a resolution to the Investor. If the Investor does not agree with the Board of Directors’ determination, it may object in writing within 10 days of receipt of the Board of Directors’ determination. In the event of such an objection, an authorized representative of the Investor and the chief executive officer of the Company shall promptly meet to resolve the objection and to agree upon the Fair Market Value. If the chief executive officer and the authorized representative are unable to agree on the Fair Market Value during the 10-day period following the delivery of the Investor’s objection, the Appraisal Procedure may be invoked by either party to determine the Fair Market Value by delivery of a written notification thereof not later than the 30th day after delivery of the Investor’s objection.
     (iii) “Control” means the power to direct the management and policies of the Company, directly or indirectly, whether through the ownership of voting securities, by contract, by the power to control the Board of Directors or otherwise.
     4.10 Executive Compensation.
     (a) During the Relevant Period, the Company shall take all necessary action to ensure that its Benefit Plans comply in all respects with Section 111 of the EESA, including the provisions for Systemically Significant Failing Institutions, as implemented by any guidance or regulation thereunder, including Notice 2008-PSSFI, any amendments to Notice 2008-PSSFI, or any other guidance or regulations under Section 111 of the EESA, as the same shall be in effect from time to time (“Compensation Regulations”), and shall not adopt any new Benefit Plan (i) that does not comply therewith or (ii) that does not expressly state and require that such Benefit Plan and any compensation thereunder shall be subject to any relevant Compensation Regulations adopted, issued or released on or after the date any such Benefit Plan is adopted. To the extent that the Compensation Regulations change during the Relevant Period in a manner that requires changes to then-existing Benefit Plans, the Company shall effect such changes to its Benefit Plans as promptly as practicable after it has actual knowledge of such changes in order to be in compliance with this Section 4.10(a) (and shall be deemed to be in compliance for a reasonable period to effect such changes).
     (b) (1) In addition to the requirements set forth in Section 4.10(a) above, the Company shall, during the Relevant Period, take all necessary action to limit any “golden parachute payments” to the employees of the Company and the Company Subsidiaries who participate in the Company’s Senior Partners Plan (the “Senior Partners”) to the amounts permitted by the regulations relating to participants in the EESA Capital Purchase Program and the guidelines and rules relating thereto, including the rules set forth in 31 CFR Part 30, that have been issued and are in effect as of the Commencement Date, as if such Senior Partners were Senior Executive Officers for purposes of the EESA (except that equity denominated awards settled solely in equity shall not be included in such limit on “golden parachute payments” to Senior Partners). “Senior Executive Officers” means the Company’s “senior executive officers” as defined in Section 111 of the EESA and regulations issued or to be issued thereunder, including the rules set forth in 31 CFR Part 30 or any rules that replace 31 CFR Part 30; provided that, solely for the purposes of the foregoing sentence, “Senior Executive Officers” shall mean the Company’s “senior executive officers” as defined in Section 111 of the EESA and regulations issued thereunder, including the rules set forth in 31 CFR Part 30 that have been issued and are effective as of the Commencement Date.
     (2) In addition to the requirements set forth Section 4.10(a) above, in furtherance of the Company’s commitment to limit golden parachute payments to certain Senior Partners as set forth in Section 4.10(b)(1), and to ensure compliance with the provisions of the EESA Capital Purchase Program and the guidelines and regulations relating thereto applicable to certain Senior Partners pursuant to Section 4.10(b)(1), it is further agreed that the Company shall take all necessary action to ensure that the sum of (A) a Senior Partner’s annual bonus for 2009, (B) all retention payments paid or payable to such Senior Partner under any retention arrangement between the Senior Partner and the Company for any period ending on or prior to March 31, 2010 and (C) any and all amounts paid or payable to such Senior Partner in connection with the termination of such Senior Partner’s employment prior to March 31, 2010 which would be taken into account in applying the compensation limitation under Section 4.10(b)(1) above, other than any payments pursuant to outstanding awards under the Company’s Senior Partners Plan, shall not exceed 3.5 times the sum of such Senior Partner’s base salary and target annual bonus for 2008. For this purpose, actual annual bonus for 2009 and target annual bonus for 2008 will include supplemental bonus and quarterly cash payments under the Company’s historic quarterly bonus program consistent with, and in amounts not exceeding, past practice.
     (3) For the avoidance of doubt, (i) the limits of Sections 4.10(b)(1) and (2) are in addition to any applicable requirements under provisions of the EESA prohibiting golden parachute payments to the Senior Executive Officers and the relevant

Compensation Regulations, and (ii) to the extent that any Benefit Plan or any payment permissible under Section 4.10(c) is inconsistent with any relevant Compensation Regulations, such Compensation Regulations shall control.
     Notwithstanding the other provisions of this Section 4.10, the Company’s obligations under this Section 4.10(b) shall be on a best efforts basis with respect to the Senior Partners who are not U.S.-based to the extent of its existing Benefit Plans. In addition, after the Commencement Date in connection with the hiring or promotion of a Covered Employee and/or the promulgation of applicable Compensation Regulations, to the extent any Covered Employee shall not have executed a waiver with respect to the application to such Covered Employee of the Compensation Regulations, the Company shall use its best efforts to (i) obtain from such Covered Employee a waiver in a form satisfactory to the Investor and (ii) deliver such waiver to the Investor as promptly as possible. “Covered Employee” means each (i) Senior Executive Officer, (ii) Senior Partner and (iii) other employee of the Company or its subsidiaries determined at any time to be subject to Section 111 of the EESA.
     (c) During the Relevant Period, the Company shall take all necessary action to ensure that the annual bonus pools payable to the Senior Executive Officers and the Senior Partners in respect of each of 2008 and 2009 shall not exceed the average of the annual bonus pools paid to the Senior Executive Officers and the Senior Partners for 2006 and 2007 (in each case exclusive of the Company’s historic quarterly bonus program including but not limited to supplemental bonus and quarterly cash payments, the amount of which will not increase for any participant) and subject to appropriate adjustment for new hires and departures.
     (d) [RESERVED].
     (e) The Company confirms that none of (i) the funds provided to the Company under the Credit Agreement or (ii) any funds provided to the Company on any Drawdown Date (collectively, the “Funds”) were used nor shall they be used to pay annual bonuses, or other future cash performance awards to executives of the Company or Senior Partners. The parties desire that this confirmation be auditable and agree that there are a number of appropriate methods for verifying this confirmation (particularly in light of expected business changes at the Company). Until the date that any annual bonuses in respect of 2009 are paid, it is agreed that the test for the foregoing will be that, at the time when any annual bonuses or cash performance awards granted after the date of this Agreement are paid to executive officers or Senior Partners, the Company will have received aggregate dividends, distributions and other payments from its subsidiaries subsequent to September 16, 2008 greater than the aggregate amount of such annual bonuses, such cash performance awards and amounts paid pursuant to the Company’s historic quarterly bonus program (including but not limited to supplemental bonus and quarterly cash payments, the amount of which will not increase for any participant) paid to executive officers and Senior Partners subsequent to that date. At and after the date that any annual bonuses in respect of 2009 are paid, the test for the foregoing confirmation will be that, at the time when any annual bonuses or cash performance awards granted after the date of this Agreement are vested or otherwise earned by executive officers or Senior Partners, the aggregate adjusted net income for the relevant year (being the year in which or in respect of which such bonuses or awards are vested or so earned) of the insurance company subsidiaries of the Company included for such year in the consolidated financial statements of the Company, excluding any such adjusted net income that was dividended or otherwise distributed to the Company and taken into account in satisfying the test under the prior sentence, shall exceed the aggregate amount of such annual bonuses, such cash performance awards and amounts pursuant to the Company’s historic quarterly bonus program (including but not limited to supplemental bonus and quarterly cash payments, the amount of which will not increase for any participant), in each case vested or otherwise earned in or in respect of such year. Each party agrees to negotiate in good faith and promptly at the request of the other to develop additional or alternative appropriate formulations to test for this confirmation.
     (f) The Company confirms that none of the Funds has been nor shall be used to pay any electively deferred compensation in respect of or otherwise resulting from the termination of the deferred compensation plans by the Company or the Company Subsidiaries as described in Item 5.02 of the Company’s Current Report on Form 8-K dated November 18, 2008.
     4.11 Restrictions on Lobbying. Until such time as the Investor ceases to own any Series F Preferred Stock, the Company shall continue to maintain and implement its comprehensive written policy on lobbying, governmental ethics and political activity and distribute such policy to all Company employees and lobbying firms involved in any such activity. Any material amendments to such policy shall require the prior written consent of the Investor until the Investor no longer owns any Series F Preferred Stock, and any material deviations from such policy, whether in contravention thereof or pursuant to waivers provided for thereunder, shall promptly be reported to the Investor. Such policy shall, at a minimum, (i) require compliance with all applicable law; (ii) apply to the Company, the Company Subsidiaries and affiliated foundations; (iii) govern (a) the provision of items of value to any government officials, (b) lobbying and (c) political activities and contributions; and (iv) provide for (a) internal reporting and oversight and (b) mechanisms for addressing non-compliance with the policy.
     4.12 Restrictions on Expenses. Until such time as the Investor ceases to own any Series F Preferred Stock, the Company shall continue to maintain and implement its comprehensive written policy on corporate expenses and distribute such policy to all Company employees by posting such policy on the Company’s intranet and directing all Company employees via electronic mail to review such policy as posted. Any material amendments to such policy shall require the prior written consent of the Investor until such time as the Investor no longer owns any Series F Preferred Stock, and any material deviations from such policy, whether in contravention thereof or pursuant to waivers provided for thereunder, shall promptly be reported to the Investor. Such policy shall, at a minimum: (i) require compliance with all applicable law; (ii) apply to the Company and the Company Subsidiaries; (iii) govern (a) the hosting, sponsorship or other payment for conferences and events, (b) the use of corporate aircraft, (c) travel accommodations and expenditures, (d) consulting arrangements with outside service providers, (e) any new lease or acquisition of real estate, (f) expenses relating to office or facility renovations or relocations and (g) expenses relating to entertainment or holiday parties;

and (iv) provide for (a) internal reporting and oversight and (b) mechanisms for addressing non-compliance with the policy.
     4.13 Risk Management Committee. The Company has established and, during the Relevant Period, will maintain a risk management committee of the Board of Directors that will oversee the major risks involved in the Company’s business operations and review the Company’s actions to mitigate and manage those risks.
     4.14 Dividend Rate Adjustment. The dividend rate on the Series F Preferred Stock beneficially owned at the time by the Investor is subject to adjustment in the sole discretion of the Secretary of the Department of the Treasury in light of, inter alia, then-prevailing economic conditions and the financial condition of the Company, with the objective of protecting the U.S. taxpayer.
Article 5
Miscellaneous
     5.1 Termination. This Agreement may be terminated at any time prior to the Commencement Date:
     (a) by either the Investor or the Company if the Commencement Date shall not have occurred by the 30th calendar day following the Signing Date; provided, however, that in the event the Commencement Date has not occurred by such 30th calendar day, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth day after such 30th calendar day and not be under any obligation to extend the term of this Agreement thereafter; provided, further, that the right to terminate this Agreement under this Section 5.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Commencement Date to occur on or prior to such date; or
     (b) by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or
     (c) by the mutual written consent of the Investor and the Company.
In the event of termination of this Agreement as provided in this Section 5.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.

     5.2 Survival of Representations and Warranties. All covenants and agreements, other than those which by their terms apply in whole or in part after the Closing, shall terminate as of the Closing. The representations and warranties of the Company made herein or in any certificates delivered in connection with the Closing shall survive the Closing without limitation.
     5.3 Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each party; provided that the Investor may unilaterally amend any provision of this Agreement to the extent required to comply with any changes after the Signing Date in applicable federal statutes. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.
     5.4 Waiver of Conditions. The conditions to each party’s obligation to consummate the Purchase and the conditions to the Investor’s providing funds to the Company on a Drawdown Date are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.
     5.5 Governing Law; Submission to Jurisdiction, Etc. This Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, United States federal law and not the law of any State. To the extent that a court looks to the laws of any State to determine or define the United States federal law, it is the intention of the parties hereto that such court shall look only to the laws of the State of New York without regard to the rules of conflicts of laws. Each of the parties hereto agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia and the United States Court of Federal Claims for any and all actions, suits or proceedings arising out of or relating to this Agreement or the Warrant or the transactions contemplated hereby or thereby, and (b) that notice may be served upon (i) the Company at the address and in the manner set forth for notices to the Company in Section 5.6 and (ii) the Investor in accordance with federal law. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the Warrant or the transactions contemplated hereby or thereby.
     5.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices to the Company shall be delivered to the address set forth below, or pursuant to such other instruction as may be designated in writing by the Company to the Investor. All notices to the Investor shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Investor to the Company.

If to the Investor:
United States Department of the Treasury
1500 Pennsylvania Avenue, NW
Washington, DC 20220
Attention: Chief Counsel, Office of Financial Stability
Telecopy: (202) 927-9225
Email: ofschiefcounselnotices@do.treas.gov
           TARP.Compliance@do.treas.gov
If to the Company:
American International Group, Inc.
70 Pine Street, New York, New York 10270
Attention: General Counsel
Facsimile: (212) 785-2175
Telephone: (212) 770-7000
with a copy to:
Sullivan & Cromwell LLP
125 Broad Street, New York, New York 10004
Attention: Robert W. Reeder III, Michael M. Wiseman
Telephone: (212) 558-4000
     5.7 Definitions.
     (a) When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof; provided that no Fund shall be a subsidiary for purposes of this Agreement.
     (b) The term “Fund” means any investment vehicle managed by the Company or an Affiliate of the Company and created in the ordinary course of the Company’s asset management business for the purpose of selling Equity Interests in such investment vehicle to third parties. “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any entity, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.
     (c) The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.
     (d) The terms “knowledge of the Company” or “Company’s knowledge” means the actual knowledge after reasonable and due inquiry of the “officers” (as such term is defined in Rule 3b-2 under the Exchange Act, but excluding any Vice President or Secretary of the Company.
     5.8 Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (a) an assignment, in the case of a Business Combination, as defined below, where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such Business Combination or the purchaser in such sale and (b) as provided in Section 4.5. “Business Combination” means merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.
     5.9 Severability. If any provision of this Agreement or the Warrant, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
     5.10 Entire Agreement. This Agreement (including the Annexes and Schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.
     5.11 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor any benefit, right or remedies, except that the provisions of Section 4.5 shall inure to the benefit of the persons referred to in that Section.
[Signature Page Follows]

     In witness whereof, this Agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the date written below.

AMERICAN INTERNATIONAL GROUP, INC.
By:	/s/ Anastasia D. Kelly
	Name:	Anastasia D. Kelly
	Title:	Vice Chairman

UNITED STATES DEPARTMENT OF THE TREASURY
By:	/s/ Neel Kashkari
	Name:	Neel Kashkari
	Title:	Interim Assistant Secretary For Financial Stability

Date: April 17, 2009

SCHEDULE A
ADDITIONAL TERMS AND CONDITIONS
Company Information:
     Name of the Company: American International Group, Inc.
     Corporate or other organizational form: Corporation
     Jurisdiction of Organization: Delaware
Terms of the Purchase:
     Series of Serial Preferred Stock Purchased: Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock (the “Series F Preferred Stock”)
     Per Share Liquidation Preference of Series F Preferred Stock: Initially $0, as such liquidation preference shall be adjusted from time to time upon each drawdown by the per share amount of such drawdown.
     Number of Shares of Series F Preferred Stock Purchased: 300,000
     Dividend Payment Dates on the Series F Preferred Stock: February 1, May 1, August 1 and November 1
Number of Warrant Shares: 3,000
Exercise Price of the Warrant: Initially $2.50 per share of Common Stock
Closing:

Location of Closing:	Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004

Time of Closing:	2:00 p.m., New York time

Date of Closing:	April 17, 2009

SCHEDULE B
CAPITALIZATION
Capitalization Date: April 15, 2009
Common Stock
Par value: $2.50 per share
Total Authorized: 5,000,000,000
Outstanding: 2,690,805,447
Subject to warrants, options, convertible securities, etc.: Up to 154,738,080 shares are reserved for issuance pursuant to the Purchase Contract Agreement between the Company and The Bank of New York, as Purchase Contract Agent, dated as of May 16, 2008
Reserved for benefit plans and other issuances: 166,516,638 (as of April 15, 2009)
Remaining authorized but unissued: 2,309,194,553
Shares issued after Capitalization Date (other than pursuant to warrants, options, convertible securities, etc. as set forth above): 0
Serial Preferred Stock
Par value: $5.00 per share
Total Authorized: 6,000,000
Outstanding (by series):
- 100,000 shares of the Series C Preferred Stock, par value $5.00 per share that is convertible into Common Stock1; and

[1]	In accordance with Section 6.1 and Section 6.2 of the Securities Purchase Agreement for the Series C Perpetual, Convertible, Participating Preferred Stock the Company has agreed to amend, among other things, (i) the Charter to reduce the par value of the Common Stock to $0.000001 per share, and increase the number of authorized shares of Common Stock to 19 billion, (ii) the Charter to reduce the par value of the Company’s Serial Preferred Stock (as defined in the Charter) to $0.00004 per share and increase the number of authorized shares of the Company’s Serial Preferred Stock to 13 billion (the “Serial Preferred Stock Amendment Proposal”) and (iii) the Certificate of Designations such that (1) the number of shares of Series C Preferred Stock authorized and outstanding upon the effectiveness of the Serial Preferred Stock Amendment Proposal shall be the Number of Underlying Shares (as defined in the Certificate of Designations) as of the effective date of the Serial Preferred Stock Amendment Proposal, (2) the Conversion Ratio (as defined in the Certificate of Designations) as of any date (...continued)

- 4,000,000 shares of the Series D Fixed Rate Cumulative Perpetual Preferred Stock, par value $5.00, and liquidation preference $10,000 per share.
Issued: 4,100,000
Reserved for Issuance: 0
Remaining authorized but unissued: 1,900,000

(continued...)
shall equal the quotient obtained by dividing (x) the Number of Outstanding Shares (as defined in the Certificate of Designations) as of such date by (y) the Number of Outstanding Shares as of the effective date of such amendment and (3) the liquidation preference per share of the Series C Preferred Stock shall be $500,000 divided by the Number of Underlying Shares as of the effective date of such amendment.

SCHEDULE C
LITIGATION
List any exceptions to the representation and warranty in Section 2.2(l) of the Securities Purchase Agreement.
1.	On February 27, 2009, the Company’s former Chairman and Chief Executive Officer, Maurice R. Greenberg, filed a securities action in the Southern District of New York against AIG, Martin Sullivan, Steven Bensinger, Joseph Cassano, Stephen Bollenbach, George Miles, Morris Offit, and Michael Sutton, asserting violations of Sections 10(b) and 20(a) of the Exchange Act of 1934 and a state common law fraud claim. Plaintiff alleges he acquired AIG stock from the AIG Deferred Compensation Profit Participation Plan at an inflated price in reliance on defendants material misrepresentations concerning AIG’s exposure to risk and the eventual losses in AIGFP’s credit default swap portfolio. A parallel case has been filed in Panama by Starr International Company, Inc., but has not yet been accepted by the Court.

2.	On March 12, 2009, Maurice R. Greenberg filed an answer with crossclaims and third party claims in the shareholder derivative action pending in Delaware Chancery Court termed, In re AIG Consolidated Derivative Litigation, Civ. A. No. 769-VCS (Del. Ch.). The crossclaims and third party claims are asserted against certain current and former directors and officers as well as certain entities that were involved in the issues surrounding AIG’s 2005 regulatory settlements and restatement and allege that if Mr. Greenberg is liable to AIG, these parties should also be held responsible. Mr. Greenberg does not assert a claim against AIG.

3.	On March 20, 2009, a purported shareholder derivative complaint was filed in the Supreme Court of New York County naming as defendants certain of the current directors of AIG and the recipients of payments under the Employee Retention Plan. Plaintiffs assert claims on behalf of nominal defendant AIG for breach of fiduciary duty and waste of corporate assets against the directors, and for rescission and constructive trust against the recipients of payments under the Employee Retention Plan.

4.	On March 26, 2009, a purported derivative and class action complaint was filed in the United States District Court for the Central District of California purporting to assert claims on behalf of nominal defendant AIG and its shareholders against certain current and former officers and directors of AIG. The claims relate to losses suffered by AIG and its shareholders as a result of the defendants’ exposure of AIG to risks related to the subprime mortgage market in its credit default swap portfolio, and to Employee Retention Plan payments. Plaintiffs also allege that defendants misrepresented and omitted material facts during the alleged class period, December 8, 2000 to the present, relating to AIG’s consolidated financial condition regarding the true size and scope and the nature of AIG’s exposure to risk. The complaint alleges claims for breach of fiduciary duty, gross mismanagement, waste of corporate assets, unjust enrichment and violations of Section 14(e) of the Exchange Act of 1934.
5.	On April 1, 2009, Safeco Insurance Company of America and Ohio Casualty Insurance Company filed a complaint in the United States District Court for the Northern District of Illinois, on behalf of a purported class of all National Worker’s Compensation Reinsurance Pool (“NWCRP”) participant members, against AIG and certain former AIG officers. The factual allegations and legal theories in this complaint are substantially identical to the complaint filed by the National Council on Compensation Insurance (“NCCI”) on behalf of all NWCRP participant members, which was disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The complaint alleges that it has been filed as an alternative to NCCI’s complaint if the Court grants AIG’s motion to dismiss for lack of subject matter jurisdiction.

6.	On April 1, 2009, a purported shareholder derivative complaint was filed in the Superior Court for the State of California, Los Angeles County, asserting claims on behalf of nominal defendant AIG against certain officers and directors of AIG. The complaint asserts claims for waste of corporate assets, breach of fiduciary duty, abuse of control, and unjust enrichment and constructive trust in connection with defendants’ approval of bonuses and retention payments.

7.	The Company has received requests for information and/or subpoenas related to the Company’s Employee Retention Plan from various state authorities including, but not limited to, the Attorneys General of New York, New Jersey, and Connecticut, the Connecticut Department of Consumer Protection, and the Connecticut state legislature.

8.	The Company has responded to numerous requests for information related to the use of Troubled Asset Relief Program (“TARP”) funds, payments under the Company’s Financial Products division Employee Retention Plan, and the financial crisis generally from various Members and Committees of Congress and the Senate including, but not limited to, Representatives Castle, Crowley, Cummings, Kaptur, Garrett, and Waxman; Senators Baucus, Grassley, and Shelby; the House Committee on Oversight and Government Reform; the House Committee on Financial Services Capital Markets Subcommittee; the Senate Banking Committee; the Senate Committee on Finance; and the Senate Permanent Subcommittee on Investigations.

9.	The Company has responded to requests for information from the Government Accountability Office, the Special Inspector General for the TARP, and the Department of the Treasury.

10.	The Company continues to work with the Independent Consultant appointed by the Securities and Exchange Commission in 2006 in connection with his ongoing reports and monitoring of the Company’s financial reporting and regulatory, compliance, and legal functions.

If none, please so indicate by checking the box: ☐.

SCHEDULE D
COMPLIANCE WITH LAWS
List any exceptions to the representation and warranty in the second sentence of Section 2.2(m) of the Securities Purchase Agreement.
Please see items 1, 2, 4, 5, 7, 8 and 9 of Schedule C of the Securities Purchase Agreement: Litigation.
If none, please so indicate by checking the box: ☐.
List any exceptions to the representation and warranty in the last sentence of Section 2.2(m) of the Securities Purchase Agreement.
If none, please so indicate by checking the box: ☑.

SCHEDULE E
REGULATORY AGREEMENTS
List any exceptions to the representation and warranty in Section 2.2(s) of the Securities Purchase Agreement.
If none, please so indicate by checking the box: ☑.

ANNEX A
FORM OF CERTIFICATE OF DESIGNATIONS

[SEE ATTACHED]

CERTIFICATE OF DESIGNATIONS
OF
SERIES F FIXED RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK
OF
AMERICAN INTERNATIONAL GROUP, INC.
     American International Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), hereby certifies that the following resolution was adopted by the Board of Directors of the Company (the “Board of Directors”) as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly held on April 17, 2009.
     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation, as amended, the Board of Directors hereby creates a series of serial preferred stock, par value $5.00 per share, of the Company, and hereby states the designation and number of shares, and fixes the voting and other powers, and the relative rights and preferences, and the qualifications, limitations and restrictions thereof, as follows:
Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock:
     Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of serial preferred stock of the Company a series of preferred stock designated as the “Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock” (the “Series F Preferred Stock”). The authorized number of shares of the Series F Preferred Stock shall be 300,000. Such number of shares may be decreased by resolution of the Board of Directors, subject to the terms and conditions hereof; provided that no decrease shall reduce the number of shares of the Series F Preferred Stock to a number less than the number of shares then outstanding.
     Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.
     Part 3. Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:
     (a) “Common Stock” means the common stock, par value $2.50 per share, of the Company.
     (b) “Convertible Preferred Stock” means the Series C Perpetual, Convertible, Participating Preferred Stock of the Company. The Convertible Preferred Stock shall be Parity

1

Stock; provided that the Convertible Preferred Stock shall be Junior Stock following the effectiveness of an amendment to the Charter to allow the Series F Preferred Stock and any other series of preferred stock of the Company issued to the United States Department of the Treasury to rank senior to the Convertible Preferred Stock as to dividend rights and/or rights upon the liquidation, dissolution and winding up of the Company (the “Amendment”).
     (c) “Dividend Payment Date” means February 1, May 1, August 1 and November 1 of each year.
     (d) “Junior Stock” means the Common Stock, the Convertible Preferred Stock (following the Amendment) and any class or series of stock of the Company (i) initially issued to any person other than the United States Department of the Treasury or (ii) initially issued to the United States Department of the Treasury and the terms of which expressly provide that it ranks junior to the Series F Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company.
     (e) “Liquidation Amount” shall initially mean $0 per share of the Series F Preferred Stock outstanding on April 17, 2009 and shall be increased each time a Drawdown Amount (as defined in the Series F Preferred Stock Purchase Agreement) is paid to the Company by an amount per share equal to the Drawdown Amount so paid to the Company divided by the number of shares of Series F Preferred Stock outstanding at the time of such payment, and such increase per share shall be duly reflected in the Schedule of Increases of the Series F Preferred Stock Liquidation Preference attached to the Series F Preferred Share Certificate (as defined in the Standard Provisions in Annex A attached hereto).
     (f) “Parity Stock” means the Convertible Preferred Stock (before the Amendment), the Series E Preferred Stock and any class or series of stock of the Company (other than the Series F Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to the Series F Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).
     (g) “Series E Preferred Stock” means the Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock of the Company.
     (h) “Signing Date” means April 17, 2009.
     Part. 4. Certain Voting Matters. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of the Series F Preferred Stock and any Voting Parity Stock has been cast or given on any matter on which the holders of shares of the Series F Preferred Stock and any Voting Parity Stock are entitled to vote or consent together as a class shall be determined by the Company by reference to the specified liquidation amount of the shares of the Series F Preferred Stock voted or with respect to which a consent has been received as if the Company were liquidated on the record date for such vote or consent, if any, or, in the absence of a record date, on the date for such vote or consent. For purposes of determining the voting rights of the holders of the Series F Preferred Stock under Section 7 of the Standard Provisions forming part of this Certificate of Designations, each holder will be entitled to one

2

vote for each $10,000 of liquidation preference to which such holder’s shares are entitled; provided that notwithstanding the foregoing in no event shall a holder be entitled to less than one vote per share of Series F Preferred Stock issued to such holder.
[Remainder of Page Intentionally Left Blank]

3

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed on its behalf by its                                          and attested by its Secretary this 17th day of April, 2009.

AMERICAN INTERNATIONAL GROUP, INC.
By:
Name:
Title:

ATTEST:

Name:
Title: Secretary

4

ANNEX A
STANDARD PROVISIONS
     Section 1. General Matters. Each share of the Series F Preferred Stock shall be identical in all respects to every other share of the Series F Preferred Stock. The Series F Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Series F Preferred Stock (a) shall rank senior to the Junior Stock in respect of the right to receive dividends and the right to receive payments out of the assets of the Company upon voluntary or involuntary liquidation, dissolution or winding up of the Company and (b) shall be of equal rank with Parity Stock as to the right to receive dividends and the right to receive payments out of the assets of the Company upon voluntary or involuntary liquidation, dissolution or winding up of the Company.
     Section 2. Standard Definitions. As used herein with respect to the Series F Preferred Stock:
     (a) “Applicable Dividend Rate” means 10% per annum.
     (b) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.
     (c) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.
     (d) “Bylaws” means the bylaws of the Company, as they may be amended from time to time.
     (e) “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Series F Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.
     (f) “Charter” means the Company’s Restated Certificate of Incorporation, as amended.
     (g) “Dividend Period” has the meaning set forth in Section 3(a).
     (h) “Dividend Record Date” has the meaning set forth in Section 3(a).
     (i) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     (j) “Original Issue Date” means the date on which shares of the Series F Preferred Stock are first issued.
     (k) “Preferred Director” has the meaning set forth in Section 7(b).

     (l) “Preferred Stock” means any and all series of serial preferred stock of the Company, including the Series F Preferred Stock.
     (m) “Series D Preferred Stock” means the Series D Fixed Rate Cumulative Perpetual Preferred Stock of the Company.
     (n) “Series F Preferred Stock Purchase Agreement” means the Securities Purchase Agreement, dated April 17, 2009, between the Company and the UST, as it may be amended or modified from time to time.
     (o) “Share Dilution Amount” has the meaning set forth in Section 3(b).
     (p) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Series F Preferred Stock.
     (q) “Termination Date” has the meaning set forth in the Series F Preferred Stock Purchase Agreement.
     (r) “Transfer Agent” has the meaning set forth in Section 13.
     (s) “Trust” means the AIG Credit Facility Trust.
     (t) “UST” means the United States Department of the Treasury.
     (u) “Voting Parity Stock” means, with regard to any matter as to which the holders of the Series F Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.
     Section 3. Dividends.
     (a) Rate. Holders of the Series F Preferred Stock shall be entitled to receive, on each share of the Series F Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, non-cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on the applicable Liquidation Amount per share of the Series F Preferred Stock. Such dividends shall be payable quarterly in arrears, but only if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends shall be payable nor shall interest accrue on the amount payable as a result of that postponement. The period from and including any Dividend Record Date to, but excluding, the next Dividend Record Date is a “Dividend Period” (it being understood that the Dividend Period will commence on the immediately preceding Dividend Record Date relating to the immediately preceding Dividend Payment Date or, if no dividend has been paid for the prior

Dividend Period, the 15th calendar day immediately prior to the immediately preceding Dividend Payment Date); provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Record Date.
     Dividends that are payable on Series F Preferred Stock in respect of any Dividend Period shall be computed on a daily basis on the Liquidation Amount that is in effect on such day on the basis of a 360-day year consisting of twelve 30-day months, at a rate per annum equal to the Applicable Dividend Rate.
     Dividends that are payable on Series F Preferred Stock on any Dividend Payment Date will be payable to holders of record of the Series F Preferred Stock as they appear on the stock register of the Company on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.
     Dividends on the Series F Preferred Stock shall not be cumulative. Holders of Series F Preferred Stock shall not be entitled to receive any dividends not declared by the Board of Directors or any duly authorized committee of the Board of Directors, and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared. If the Board of Directors does not declare a dividend on the Series F Preferred Stock to be payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the Company will have no obligation to pay a dividend for that Dividend Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series F Preferred Stock are declared for any future Dividend Period. Holders of the Series F Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series F Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).
     (b) Priority of Dividends. So long as any share of the Series F Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries unless dividends for the latest completed Dividend Period on all outstanding shares of the Series F Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of the Series F Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) a dividend payable on any Junior Stock in shares of any other Junior Stock, or to the acquisition of shares of any Junior Stock in exchange for, or through application of the proceeds of the sale of, shares of any other Junior Stock; (ii) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (iii) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (iv) the acquisition by the Company or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Company or any of its subsidiaries), including as trustees or custodians; (v) the conversion of the Convertible Preferred Stock into Common Stock; (vi) the exchange or conversion of Junior Stock (other than the Convertible Preferred Stock) for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock; and (vii) any purchase, redemption or other acquisition with the written consent of the UST. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Company’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.
     When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full on shares of the Series F Preferred Stock and any shares of Parity Stock, all dividends declared on the Series F Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all declared but unpaid dividends per share on the shares of the Series F Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Company will provide written notice to the holders of the Series F Preferred Stock prior to such Dividend Payment Date.
     Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of the Series F Preferred Stock shall not be entitled to participate in any such dividends.
     Section 4. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Series F Preferred Stock and any shares of Preferred Stock ranking on a parity therewith as to liquidation shall be entitled to be paid in full the respective amounts of the liquidation preferences thereof, which in the case of the Series F Preferred Stock shall be the Liquidation Amount, plus an amount equal to all dividends, if any, that have been declared but not paid prior to such distribution or payment date (but without any accumulation in respect of dividends that have not been declared prior to such distribution or payment date). If such payment shall have been made in full to the holders of the Series F Preferred Stock and any series of Preferred Stock ranking on a parity therewith as to liquidation, the remaining assets and funds of the Company shall be distributed among the holders of Junior Stock, according to their respective rights and preferences and in each case according to their respective shares. If, upon any liquidation, dissolution or winding up of the affairs of the Company, the amounts so payable are not paid in full to the holders of all outstanding shares of the Series F Preferred Stock and any series of Preferred Stock ranking on a parity therewith as to liquidation, the holders of the Series F Preferred Stock and any series of Preferred Stock ranking on a parity therewith as to liquidation shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Company, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed a liquidation, dissolution or winding up of the affairs of the Company within the meaning of the foregoing provisions of this Section 4.
     Section 5. Redemption.
     (a) Optional Redemption. Except as provided in this Section 5(a), the Series F Preferred Stock shall not be redeemable. At any time that (i) the Trust (or any successor entity established for the sole benefit of the United States Treasury) “beneficially owns” less than 30% of the aggregate voting power of the Company’s voting securities and (ii) no holder of the Series F Preferred Stock controls the Company, the Company may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of the Series F Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, the Series F Preferred Stock in whole or in part at a redemption price per share equal to 100% of its Liquidation Amount, plus, for purposes of the redemption price only and except as set forth in the last sentence of the next paragraph, an amount equal to all declared but unpaid dividends for the then current Dividend Period to such redemption date (regardless of whether any dividends are actually declared for that Dividend Period). “Control” for purposes of this Section 5(a) means the power to direct the management and policies of the Company, directly or indirectly, whether through the ownership of voting securities, by contract, by the power to control the Board of Directors or otherwise. “Beneficially owns” for purposes of this Section 5(a) is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended to the Signing Date. For the avoidance of doubt, while there is Board of Directors control (or the potential to gain Board of Directors control as a result of existing contractual rights) by any holder of the Series F Preferred Stock, the Company may not redeem any of the Series F Preferred Stock.

     The redemption price for any shares of the Series F Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Company or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.
     (b) No Sinking Fund. The Series F Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of the Series F Preferred Stock will have no right to require redemption or repurchase of any shares of the Series F Preferred Stock.
     (c) Notice of Redemption. Notice of every redemption of shares of the Series F Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Company. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this subsection (c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series F Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series F Preferred Stock. Notwithstanding the foregoing, if shares of the Series F Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of the Series F Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of the Series F Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price, but failure duly to give such notice to any holder of shares of the Series F Preferred Stock designated for redemption or any defect in such notice shall not affect the validity of the proceedings for the redemption of any other shares of the Series F Preferred Stock.
     (d) Partial Redemption. In case of any redemption of part of the shares of the Series F Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of the Series F Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed at any time, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof; provided that at any time after the Termination Date, each holder may elect, upon surrender of a certificate representing any unredeemed shares of Series F Preferred Stock, to have the Company deliver or cause to be delivered to such holder a notice that shares of Series F Preferred Stock equal in number to the unredeemed shares of Series F Preferred Stock represented by the certificate so surrendered have been registered on the books and records of the Company.
     (e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Company, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate (if the shares of Series F Preferred Stock are not in book-entry form) for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Company, after which time the holders of the shares so called for redemption shall look only to the Company for payment of the redemption price of such shares.
     (f) Status of Redeemed Shares. Shares of the Series F Preferred Stock that are redeemed, repurchased or otherwise acquired by the Company shall revert to authorized but unissued shares of the Series F Preferred Stock (provided that any such cancelled shares of the Series F Preferred Stock may be reissued only as shares of any series of the Preferred Stock other than the Series F Preferred Stock).
     Section 6. Conversion. Holders of the Series F Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.
     Section 7. Voting Rights.
     (a) General. The holders of the Series F Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.
     (b) Series F Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of the Series F Preferred Stock have not been paid for an aggregate of four quarterly Dividend Periods or more, whether or not consecutive (including for this purpose the period during which the Series D Preferred Stock was outstanding), the authorized number of directors of the Company shall automatically be increased to accommodate the number of the Preferred Directors specified below and the holders of the Series F Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect the greater of two directors and a number of directors (rounded upward) equal to 20% of the total number of directors of the Company after giving effect to such election (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Company’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until dividends payable on all outstanding shares of the Series F Preferred Stock have been declared and paid in full for four consecutive quarterly Dividend Periods, at which time such right shall terminate with respect to the Series F Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent payment failure of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Company to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Company may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of the Series F Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of the Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders of a majority of the shares of the Series F Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.
     (c) Class Voting Rights as to Particular Matters. So long as any shares of the Series F Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of the Series F Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
     (i) Authorization of Senior or Pari Passu Stock . Any amendment or alteration of the Certificate of Designations for the Series F Preferred Stock or the Charter (including any amendment to the Charter effectuated by a Certificate of Designations) to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Company ranking senior to or pari passu with the Series F Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company (the “Senior or Pari Passu Securities”); provided, however, that the voting rights provided in this Section 7(c)(i) shall not apply to any amendment or alteration of the Charter (including any amendment to the Charter effectuated by a Certificate of Designations) to authorize or create or increase the authorized amount of, or any issuance of, any Senior or Pari Passu Securities initially issued to the UST;
     (ii) Amendment of the Series F Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Series F Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Series F Preferred Stock; or
     (iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series F Preferred Stock, or of a merger or consolidation of the Company with or into another corporation or other entity, unless in each case (x) the shares of the Series F Preferred Stock remain outstanding and are not amended in any respect or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series F Preferred Stock immediately prior to such consummation, taken as a whole;
provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of the Series F Preferred Stock necessary to satisfy preemptive or similar rights granted by the Company to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of the Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of the Preferred Stock, ranking pari passu with (if such securities are issued to the UST) or junior to the Series F Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Series F Preferred Stock.
     (d) Changes after Provision for Redemption. No vote or consent of the holders of the Series F Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Series F Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.
     (e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of the Series F Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Series F Preferred Stock is listed or traded at the time.

     Section 8. Record Holders. To the fullest extent permitted by applicable law, the Company and the Transfer Agent may deem and treat the record holder of any share of the Series F Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.
     Section 9. Notices. All notices or communications in respect of the Series F Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of the Series F Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of the Series F Preferred Stock in any manner permitted by such facility.
     Section 10. No Preemptive Rights. No holder of the Series F Preferred Stock shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.
     Section 11. Replacement Certificates. The Company shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Company. The Company shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Company of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Company.
     Section 12. Form.
     (a) The Series F Preferred Stock shall be initially issued in the form of one or more certificates in definitive, fully registered form with, until such time as otherwise determined by the Company, the restricted shares legend (the “Restricted Shares Legend”), as set forth on the form of the Series F Preferred Stock attached hereto as Exhibit A (each, a “Series F Preferred Share Certificate”), which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series F Preferred Share Certificate may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).
     (b) An Officer shall sign the Series F Preferred Share Certificate for the Company, in accordance with the Company’s Bylaws and applicable law, by manual or facsimile signature. “Officer” means the Chairman, any Vice President, the Treasurer or the Secretary of the Company.
     (c) If an Officer whose signature is on a Series F Preferred Share Certificate no longer holds that office at the time of the issuance of such Series F Preferred Share Certificate, such Series F Preferred Share Certificate shall be valid nevertheless.

     (d) A Series F Preferred Share Certificate shall not be valid or obligatory until an authorized signatory of the Transfer Agent manually countersigns the Series F Preferred Share Certificate. The signature shall be conclusive evidence that such Series F Preferred Share Certificate has been authenticated under this Certificate of Designations. Each Series F Preferred Share Certificate shall be dated the date of its authentication.
     Other than upon original issuance, all transfers and exchanges of the Series F Preferred Stock shall be made by direct registration on the books and records of the Company.
     Section 13. Transfer Agent And Registrar. The duly appointed Transfer Agent and Registrar for the Series F Preferred Stock shall be Wells Fargo Bank, N.A. (the “Transfer Agent”). The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal; provided further that such successor transfer agent shall be the Transfer Agent for purposes of this Certificate of Designations and the Series F Preferred Stock Purchase Agreement.
     Section 14. Other Rights. The shares of the Series F Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

EXHIBIT A
FORM OF SERIES F FIXED RATE NON-CUMULATIVE
PERPETUAL PREFERRED STOCK
($0 INITIAL LIQUIDATION PREFERENCE)

NUMBER	SHARES
[___]	[___]
CUSIP [_______]
AMERICAN INTERNATIONAL GROUP, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
THIS CERTIFICATE IS TRANSFERABLE
IN THE CITY OF SOUTH ST. PAUL, MINNESOTA
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF (A) AT ANY TIME ON OR PRIOR TO THE TERMINATION DATE AND (B) AT ANY TIME AFTER THE TERMINATION DATE EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

     This is to certify that the UNITED STATES DEPARTMENT OF THE TREASURY is the owner of THREE HUNDRED THOUSAND (300,000) fully paid and non-assessable shares of Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock, $5.00 par value, initial liquidation preference $0 per share (the “Stock”), of the American International Group, Inc. (the “Company”), transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designations for the Stock dated April 17, 2009.
     This certificate is not valid or obligatory for any purpose unless countersigned and registered by the Transfer Agent and Registrar.
     Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.
Dated: April 17, 2009

Name:	Name:
Title:	Title:

	Countersigned and Registered as Transfer Agent and Registrar	,

By:

Authorized Signature

AMERICAN INTERNATIONAL GROUP, INC.
     AMERICAN INTERNATIONAL GROUP, INC. (the “Company”) will furnish, without charge to each stockholder who so requests, a copy of the certificate of designations establishing the powers, preferences and relative, participating, optional or other special rights of each class of stock of the Company or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights applicable to each class of stock of the Company or series thereof. Such information may be obtained by a request in writing to the Secretary of the Company at its principal place of business.
     This certificate and the share or shares represented hereby are issued and shall be held subject to all of the provisions of the Company’s Restated Certificate of Incorporation, as amended, and the Certificate of Designations of the Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock (Initial Liquidation Preference $0 per share) (copies of which are on file with the Transfer Agent), to all of which the holder, by acceptance hereof, assents.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT- Custodian
TEN ENT -	as tenants by the entireties	(Minor) (Cust)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.

     For value received,                                          hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

            shares of the capital stock represented by the within certificate, and do(es) hereby irrevocably constitute and appoint                                         , Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated

Signature

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of this certificate in every particular, without alteration or enlargement or any change whatever.
SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

SCHEDULE OF INCREASES
OF THE SERIES F PREFERRED STOCK LIQUIDATION PREFERENCE
The following increases to the liquidation preference of the Series F Preferred Stock have been made:

Aggregate liquidation
	Amount of increase in	preference following	Liquidation	Signature of
Date of increase	liquidation preference	such increase	preference per share	authorized signatory

ANNEX B
FORM OF COMMENCEMENT OPINION
     (a) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the state of its incorporation.
     (b) The Series F Preferred Stock has been duly authorized and, when issued and delivered pursuant to the Agreement, the Series F Preferred Stock will be validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive rights.
     (c) The Warrant has been duly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the creditors’ rights and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.
     (d) The shares of Common Stock issuable upon exercise of the Warrant have been duly authorized and reserved for issuance upon exercise of the Warrant and when so issued in accordance with the terms of the Warrant will be validly issued, fully paid and nonassessable.
     (e) The Company has the corporate power and authority to execute and deliver the Agreement and the Warrant and to perform its obligations thereunder (including the issuance of the Series F Preferred Stock, the Warrant and the Warrant Shares).
     (f) The execution, delivery and performance by the Company of the Agreement and the Warrant and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders (other than (i) the vote of the stockholders described in Section 3.1(b) of the Agreement and (ii) the corporate actions required to consummate the transactions contemplated by Section 3.9), and no further approval or authorization is required on the part of the Company, other than the vote of the stockholders described in Section 3.1(b) of the Agreement and the corporate actions required to consummate the transactions contemplated by Section 3.9.
     (g) The Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the creditors’ rights and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity; provided, however, such counsel need express no opinion with respect to Section 3.1(b), Section 3.9 or Section 4.5(g) or the severability provisions of the Agreement insofar as Section 3.1(b), Section 3.9 or Section 4.5(g) is concerned.

ANNEX C
FORM OF DRAWDOWN OPINION
     (a) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the state of its incorporation.
     (b) The Series F Preferred Stock has been duly authorized and validly issued and is fully paid and nonassessable; provided, however, that no opinion as to subsequent increases in the liquidation preference of the Series F Preferred Stock is expressed hereby.
     (c) The Series F Preferred Stock has not been issued in violation of any preemptive rights provided for in the Company’s Restated Certificate of Incorporation, as amended to the date of this opinion, or under the laws of the state of the Company’s incorporation.

ANNEX D
FORM OF WARRANT

[SEE ATTACHED]

WARRANT TO PURCHASE COMMON STOCK
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.
WARRANT
to purchase
3,000
Shares of Common Stock
of AMERICAN INTERNATIONAL GROUP, INC.
Issue Date: April 17, 2009
     1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.
     “Affiliate” has the meaning ascribed to it in the Purchase Agreement.
     “Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Original Warrantholder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the Original Warrantholder; otherwise, the average of all three determinations shall be binding upon the Company and the Original Warrantholder. The costs of conducting any Appraisal Procedure shall be borne by the Company.
     “Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.
     “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.
     “business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.
     “Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.
     “Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.
     “Charter Amendment” means the amendments to the Company’s Restated Certificate of Incorporation to reduce the par value of the Common Stock to $0.000001 per share and increase the number of authorized shares of Common Stock to 19 billion.
     “Common Stock” has the meaning ascribed to it in the Purchase Agreement.
     “Company” means the American International Group, Inc.
     “conversion” has the meaning set forth in Section 13(B).
     “convertible securities” has the meaning set forth in Section 13(B).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations promulgated thereunder.
     “Exercise Price” means, with respect to this Warrant, $0.000001 per share.
     “Expiration Time” has the meaning set forth in Section 3.
     “Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the

2

Board of Directors, acting in good faith or, with respect to Section 14, as determined by the Original Warrantholder acting in good faith. For so long as the Original Warrantholder holds this Warrant or any portion thereof, it may object in writing to the Board of Director’s calculation of fair market value within 10 days of receipt of written notice thereof. If the Original Warrantholder and the Company are unable to agree on fair market value during the 10-day period following the delivery of the Original Warrantholder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Original Warrantholder’s objection.
     “Governmental Entities” has the meaning ascribed to it in the Purchase Agreement.
     “Initial Number” has the meaning set forth in Section 13(B).
     “Issue Date” means April 17, 2009.
     “Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be (i) in the event that any portion of the Warrant is held by the Original Warrantholder, the fair market value per share of such security as determined in good faith by the Original Warrantholder or (ii) in all other circumstances, the fair market value per share of such security as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Company for this purpose and certified in a resolution to the Warrantholder. For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

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     “Original Warrantholder” means the United States Department of the Treasury. Any actions specified to be taken by the Original Warrantholder hereunder may only be taken by such Person and not by any other Warrantholder.
     “Permitted Transactions” has the meaning set forth in Section 13(B).
     “Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.
     “Per Share Fair Market Value” has the meaning set forth in Section 13(C).
     “Preferred Shares” means the perpetual preferred stock issued to the Original Warrantholder on the Issue Date pursuant to the Purchase Agreement.
     “Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any subsidiary thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common Stock, in the case of both (A) or (B), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.
     “Purchase Agreement” means the Securities Purchase Agreement, dated as of April 17, 2009, as amended from time to time, between the Company and the United States Department of the Treasury, including all annexes and schedules thereto.
     “Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.
     “SEC” means the U.S. Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

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     “Series C Preferred Stock” has the meaning ascribed to it in the Purchase Agreement.
     “Shares” has the meaning set forth in Section 2.
     “Special Reserve” has the meaning set forth in Section 3.
     “trading day” means (A) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (B) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock.
     “U.S. GAAP” means United States generally accepted accounting principles.
     “Warrantholder” has the meaning set forth in Section 2.
     “Warrant” means this Warrant, issued pursuant to the Purchase Agreement.
     2. Number of Shares; Exercise Price. This certifies that, for value received, the United States Department of the Treasury or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, after the receipt of all applicable Regulatory Approvals, if any, up to an aggregate of 3,000 fully paid and nonassessable shares of Common Stock, at a purchase price per share of Common Stock equal to the Exercise Price. The number of shares of Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.
     3. Exercise of Warrant; Term. Subject to Section 2, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Company on the date hereof, but in no event later than 5:00 p.m., New York City time on the tenth anniversary of the Issue Date (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company located at 70 Pine Street, New

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York, New York 10270 Attention: Chief Financial Officer (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased:
     (i) by having the Company withhold, from the shares of Common Stock that would otherwise be delivered to the Warrantholder upon such exercise, shares of Common Stock issuable upon exercise of the Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the Market Price of the Common Stock on the trading day on which this Warrant is exercised and the Notice of Exercise is delivered to the Company pursuant to this Section 3, or
     (ii) with the consent of both the Company and the Warrantholder, by tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company.
     If and so long as the par value per share of the Common Stock of the Company is $2.50, upon exercise of this Warrant there shall be transferred to the Common Stock capital account from the special reserve (the “Special Reserve”) created by the Board of Directors upon issuance of shares of the Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock of the Company, an amount equal to $2.499999 per share of Common Stock issued upon such exercise, it being understood that if the par value of the Common Stock shall be reduced to $0.000001 per share, the Special Reserve will no longer exist and no such transfer shall be required.
     If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Warrantholder will have first received any applicable Regulatory Approvals.
     4. Issuance of Shares; Authorization; Listing. Book-entries representing Shares issued upon exercise of this Warrant will be promptly recorded in such name or names as the Warrantholder may designate. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of the

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Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed. The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant at any time. The Company will (A) procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance. The Company will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.
     5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the pro-rated Exercise Price for such fractional share.
     6. No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.
     7. Charges, Taxes and Expenses. Issuance of Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such Shares, all of which taxes and expenses shall be paid by the Company.
     8. Transfer/Assignment.
     (A) Subject to compliance with clause (B) of this Section 8, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation,

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execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.
     (B) The transfer of the Warrant and the Shares issued upon exercise of the Warrant are subject to the restrictions set forth in Section 4.4 of the Purchase Agreement. If and for so long as required by the Purchase Agreement, this Warrant shall contain the legends as set forth in Section 4.2(a) of the Purchase Agreement.
     9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.
     10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.
     11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.
     12. Rule 144 Information. The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant and the Purchase Agreement, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to

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such Warrantholder a written statement that it has complied with such requirements.
     13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 13 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 13 so as to result in duplication:
     (A) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.
     (B) Certain Issuances of Common Shares or Convertible Securities. Until the earlier of (i) the date on which the Original Warrantholder no longer holds this Warrant or any portion thereof and (ii) the third anniversary of the Issue Date, if the Company shall issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a “conversion”) for shares of Common Stock) (collectively, “convertible securities”) (other than in Permitted Transactions (as defined below) or a transaction to which subsection (A) of this Section 13 is applicable) without consideration or at a consideration per share (or having a conversion price per share) that is less than 90% of the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities) then, in such event:
(A) the number of Shares issuable upon the exercise of this Warrant immediately prior to the date of the agreement on pricing of such shares

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(or of such convertible securities) (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (A) the numerator of which shall be the sum of (x) the number of shares of Common Stock of the Company outstanding on such date and (y) the number of additional shares of Common Stock issued (or into which convertible securities may be exercised or convert) and (B) the denominator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such date and (II) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which convertible securities may be exercised or convert) would purchase at the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities); and
(B) the Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant prior to such date and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant immediately after the adjustment described in clause (A) above.
     For purposes of the foregoing, the aggregate consideration receivable by the Company in connection with the issuance of such shares of Common Stock or convertible securities shall be deemed to be equal to the sum of the net offering price (including the Fair Market Value of any non-cash consideration and after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Common Stock; and “Permitted Transactions” shall mean issuances (i) as consideration for or to fund the acquisition of businesses and/or related assets, (ii) in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the Board of Directors, (iii) in connection with a public or broadly marketed offering and sale of Common Stock or convertible securities for cash conducted by the Company or its affiliates pursuant to registration under the Securities Act or Rule 144A thereunder on a basis consistent with capital raising transactions by comparable financial institutions and (iv) in connection with the exercise of preemptive rights on terms existing as of the Issue Date. Any adjustment made pursuant to this Section 13(B) shall become effective immediately upon the date of such issuance. For the avoidance of doubt, neither the Charter Amendment nor any subsequent conversion of the Series C Preferred Stock into Common Stock shall give rise to an adjustment to the terms of the Warrant under this Section 13.
     (C) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of

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securities, evidences of indebtedness, assets, cash, rights or warrants (excluding dividends of its Common Stock and other dividends or distributions referred to in Section 13(A)), in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock (such amount and/or Fair Market Value, the “Per Share Fair Market Value”) divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.
     (D) Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata

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Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 13(D).
     (E) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(A)), the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that the Warrantholder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of Common Stock that affirmatively make an election (or of all such holders if none make an election).
     (F) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.
     (G) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon

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such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.
     (H) Other Events. For so long as the Original Warrantholder holds this Warrant or any portion thereof, if any event occurs as to which the provisions of this Section 13 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid. The Exercise Price and the number of Shares into which this Warrant is exercisable shall not be adjusted in the event of a change in the par value of the Common Stock (other than pursuant to the Charter Amendment) or a change in the jurisdiction of incorporation of the Company.
     (I) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.
     (J) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(I), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days

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prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.
     (K) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.
     (L) Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.
     14. Exchange. At any time following the date on which the shares of Common Stock of the Company are no longer listed or admitted to trading on a national securities exchange (other than in connection with any Business Combination), the Original Warrantholder may cause the Company to exchange all or a portion of this Warrant for an economic interest (to be determined by the Original Warrantholder after consultation with the Company) of the Company classified as permanent equity under U.S. GAAP having a value equal to the Fair Market Value of the portion of the Warrant so exchanged. The Original Warrantholder shall calculate any Fair Market Value required to be calculated pursuant to this Section 14, which shall not be subject to the Appraisal Procedure.
     15. No Impairment. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.
     16. Governing Law. This Warrant, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, United States federal law and not the law of any State. To the extent that a court looks to the laws of any State to determine or define the United States federal law, it is the intention of the parties hereto that such court shall look only to the laws of the State of New York without regard to the rules of conflicts of laws. Each of the Company and the Warrantholder agrees (a) to submit to the exclusive jurisdiction and

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venue of the United States District Court for the District of Columbia for any action, suit or proceeding arising out of or relating to this Warrant or the transactions contemplated hereby, and (b) that notice may be served upon the Company at the address in Section 20 below and upon the Warrantholder at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9 hereof. To the extent permitted by applicable law, each of the Company and the Warrantholder hereby unconditionally waives trial by jury in any legal action or proceeding relating to the Warrant or the transactions contemplated hereby or thereby.
     17. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company.
     18. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.
     19. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its Charter.
     20. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
If to the Company:
American International Group, Inc.
70 Pine Street
New York, New York 10270
Attention: Chief Financial Officer:
                   Secretary:
                   Treasurer:
with a copy to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004

15

Attention     Robert W. Reeder, III
                     Michael M. Wiseman
If to the Warrantholder:
United States Department of the Treasury
1500 Pennsylvania Avenue, NW
Washington, DC 20220
Attention: Chief Counsel, Office of Financial Stability
Telecopy: (202) 927-9225
Email: ofschiefcounselnotices@do.treas.gov
with a copy to:
Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017
Attention:     John Brandow
     21. Entire Agreement. This Warrant contains the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

16

[Form of Notice of Exercise]
Date:
TO:       American International Group, Inc.
RE:       Election to Purchase Common Stock
     The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.
Number of Shares of Common Stock
Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(i) of the Warrant or cash exercise pursuant to Section 3(ii) of the Warrant, with consent of the Company and the Warrantholder)
Aggregate Exercise Price:

Holder:

By:

Name:

Title:

17

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.
Dated: April 17, 2009

AMERICAN INTERNATIONAL GROUP, INC.

By:

Name:
Title:

Attest:

By:

Name:
Title:
[Signature Page to Warrant]